As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Quebec	2836	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification) Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

545 Promende du Centropolis

Suite 100

Laval, Quebec

Canada H7T 0A3

(450) 687-2262

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, New York, NY 10011

(212) 894-8700

(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Toni Rinow Neptune Wellness Solutions Inc. 545 Promende du Centropolis, Suite 100 Laval, Quebec, Canada H7T 0A3 (450) 687-2262	Krisztian Toth Fasken Martineau DuMoulin LLP 1000 De La Gauchetière Street Bay Adelaide Centre 333 Bay Street, Suite 2400 P.O. Box 20, Toronto, ON M5H 2T6	Jeffrey Joyner Venable LLP 2049 Century Park E, Suite 2300 Los Angeles, CA 90067 (310) 229-9900

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement

Province of Quebec, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B. ☒	At some future date (check the appropriate box below):

1. ☐	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing)

2. ☐	pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on

3. ☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares	—	—	—	—
Warrants	—	—	—	—
Subscription Receipts	—	—	—	—
Units	—	—	—	—
Total	US$250,000,000	(3)	US$250,000,000	US$27,275

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, warrants to purchase common shares, subscription receipts and units (all of the foregoing collectively, the “Securities”) of the Registrant as shall have an aggregate initial offering price of up to US$250,000,000. Any Securities registered by this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).
(3)	The proposed maximum initial offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in all provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

This short form prospectus has been filed under legislation in securities regulatory authorities in all provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Neptune Wellness Solutions Inc. at 545 Promenade du Centropolis, Suite 100, Laval, Québec, H7T 0A3, telephone: 450-687-2262 and are also available electronically at www.sedar.com.

Preliminary Short Form Base Shelf Prospectus

New Issue and/or Secondary Offering	March 25, 2021

Neptune Wellness Solutions Inc.

US$250,000,000

Common Shares

Warrants

Units

Subscription Receipts

Neptune Wellness Solutions Inc. (“we”, “us”, “our”, “Neptune” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), warrants (“Warrants”), subscription receipts (“Subscription Receipts”) and units (“Units”) of the Company or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of US$250,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”). One or more securityholders (each a “Selling Securityholder”) of the Company may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and on the Nasdaq Stock Market (“NASDAQ”) under the symbol “NEPT”. Unless otherwise specified in the applicable Prospectus Supplement, any offering of Warrants, Units or Subscription Receipts will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Warrants, Units or Subscription Receipts may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

We may sell the Securities to underwriters or dealers purchasing as principal, directly to one or more purchasers pursuant to applicable statutory exemptions, or through underwriters, dealers or agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us in connection with the offering and sale of such Securities, and will set out the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102—Shelf Distributions).

To the extent permitted by applicable law, in connection with any underwritten offering of Securities, other than transactions that are deemed to be “at-the-market distributions” in accordance with National Instrument 44-102—Shelf Distributions, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”

Unless otherwise indicated in the Prospectus Supplement relating to an offering of Securities, the particular offering of Securities may be subject to approval of certain Canadian legal matters on our behalf by Fasken Martineau DuMoulin LLP.

Prospective purchasers of Securities should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for prospective purchasers of Securities may not be fully described herein. Prospective investors should carefully read the “Risk Factors” section in this Prospectus beginning on page 13, in the documents incorporated by reference herein and in the applicable Prospectus Supplement.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Investors should be aware that such requirements are different from those of the United States. Financial statements incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any applicable Prospectus Supplement may not describe these tax consequences fully. Prospective investors should read the tax discussion in any applicable Prospectus Supplement but note that such discussion may be only a general summary that does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Securities in light of the investor’s own circumstances.

- ii -

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Québec, that some or all of the Company’s officers and directors are residents of Canada, that all or a substantial portion of the Company’s assets and all or a substantial portion of the assets of said persons are located outside the United States and that some or all of the underwriters or experts identified herein or in any Prospectus Supplement may be residents of Canada.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR HAS THE SEC OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable, the number of Securities offered, the offering price, the currency and any other terms specific to the Securities being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities. The Company and the Selling Securityholders may offer and sell Securities to, or through, underwriters and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. See “Plan of Distribution”. A Prospectus Supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by the Company or the Selling Securityholders in connection with the offering and sale of the Securities, and will set forth the terms of the offering of the Securities, including the method of distribution of such Securities, the identity of the Selling Securityholders, if any, the proceeds to the Company and the Selling Securityholders, as applicable, any fees, discounts or any other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Michael Cammarata, John M. Moretz, Richard P. Schottenfeld, Michael A. de Geus and Jane Pemberton, directors of the Company, reside outside of Canada and have appointed the Company, 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3, as agent for services of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for services of process in Canada.

Our head and registered office is located at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3.

- iii -

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Neptune”, the “Company”, “we”, “us”, “our” or similar terms refer to Neptune Wellness Solutions Inc. and its subsidiaries.

The financial information of the Company contained in the documents incorporated by reference herein are presented in Canadian dollars. All references in this Prospectus to “dollars”, “CAD$” and “$” refer to Canadian dollars, and references to “US$” refer to United States dollars, unless otherwise expressly stated. Potential purchasers should be aware that foreign exchange rate fluctuations are likely to occur from time to time and that the Company does not make any representation with respect to future currency values. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.

This Prospectus provides prospective investors with a general description of the Securities that the Company may offer. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable, the number of Securities offered, the offering price, the currency and any other terms specific to the Securities being offered, which may not be within the alternatives and parameters set forth in this Prospectus. The applicable Prospectus Supplement may also add, update or change information contained in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. Before investing, investors should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” and “Where You Can Find More Information”.

This Prospectus, any Prospectus Supplement and the documents incorporated by reference herein or therein contain company names, product names, trade names, trademarks, logos, and service marks of Neptune and other organizations, all of which are the property of their respective owners. Our company names, product names, trade names, trademarks and service marks include, without limitation, NEPTUNE, Neptune Wellness Solutions®, MaxSimil®, OCEANO3™ and KetoCharged™. We may omit the registered trademark (®) and trademark (™) symbols and any other related symbols for such trademarks and all related trademarks, including those related to specific products or services, when used in this Prospectus and the documents incorporated by reference. All other names and trademarks are the property of their respective owners.

Market data and certain industry data and forecasts included in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein or therein were obtained or derived from internal and market research, publicly available information, reports of governmental agencies and industry publications and surveys. The Company has relied upon industry publications as its primary sources for third-party industry data and forecasts. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The Company has not independently verified any of the data from third-party sources, nor has the Company ascertained the underlying economic assumptions relied upon therein. Similarly, industry forecasts and market research, which the Company believes to be reliable based upon management’s knowledge of the industry, have not been independently verified. By their nature, forecasts are particularly subject to change or inaccuracies, especially over long periods of time. In addition, the Company does not know what assumptions regarding general economic growth were used in preparing the third-party forecasts that are or may be cited in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein or therein. While the Company is not aware of any inaccuracies in the industry data presented herein, the Company’s estimates that are based on the same involve risks and uncertainties and are subject to change based on various factors, including those discussed in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein or therein.

The Company is responsible for the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different or additional information. The Company is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

Neptune is subject to the full information requirements of the securities commissions or similar regulatory authorities in all provinces of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that Neptune files with the Canadian provincial securities commissions or similar regulatory authorities. These filings are also electronically available on the System for Electronic Document Analysis and Retrieval (“SEDAR”), at www.sedar.com. Except as expressly provided herein, documents filed on SEDAR are not, and should not be considered, part of this Prospectus

The Company is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer”, the Company is exempt from the rules under the Exchange Act prescribing the filing, delivery and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company is exempt from Regulation FD (Fair Disclosure) promulgated under the Exchange Act and may not be required to publish financial statements as promptly as a comparable domestic issuer (although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws). These exemptions and leniencies will reduce the frequency and scope of information and protections to which investors are entitled.

You may read and copy this Prospectus, any Prospectus Supplement and related registration statements, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering and Retrieval System (“EDGAR”), which can be accessed at www.sec.gov. Our filings with the SEC are also available to the public through EDGAR.

EXCHANGE RATE INFORMATION

The following table sets forth (i) the exchange rates for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, expressed in Canadian dollars, on the last day of each month during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the rate of exchange as reported by the Bank of Canada for conversion of U.S. dollars into Canadian dollars:

	Nine Months Ended December 31,		Year Ended March 31,
	2020	2019	2020	2019
Rate at the end of period	1.2732	1.2988	1.4187	1.3363
Average rate during period	1.3403	1.3261	1.3308	1.3118
Highest rate during period	1.4217	1.3527	1.4496	1.3642
Lowest rate during period	1.2718	1.2988	1.2970	1.2552

On March 24, 2021, the daily average exchange rate for the U.S. dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = CAD$1.2562. Prospective investors should be aware that foreign exchange rate fluctuations are likely to occur from time to time, and the Company does not make any representation with respect to future currency values. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains or incorporates by reference certain information and statements that may constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to as forward-looking statements, including, without limitation, statements relating to certain expectations, projections, new or improved product introductions, market expansion efforts, and other information related to our business strategy and future plans. Forward-looking statements can, but may not always, be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions and by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions, the effect of the covid-19 pandemic, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect us, our customers and our industries. Although the Company and management believe that the expectations reflected in such forward-looking statements are reasonable and based on reasonable assumptions and estimates, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statement.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by the Company and expressed or implied by the forward-looking statements contained or incorporated by reference in this Prospectus. Such statements are based on a number of assumptions and risks that may prove to be incorrect, including, without limitation, assumptions about: the performance of our production facility; our ability to obtain and maintain the required authorizations for our production facility; our ability to maintain customer relationships and demand for our products; the overall business and economic conditions; the potential financial opportunity of our addressable markets; the competitive environment; the protection of our current and future intellectual property rights; our ability to recruit and retain the services of our key personnel; our ability to develop commercially viable products; our ability to pursue new business opportunities such as legal cannabis production; our ability to obtain additional financing on reasonable terms or at all; our ability to integrate our acquisitions and generate synergies; and the impact of new laws and regulations in Canada, the United States or any other jurisdiction where we are currently doing business or intend to do business. Certain forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors”.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in this Prospectus, are not exhaustive, shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this Prospectus describe our expectations as of the date of this Prospectus and, accordingly, are subject to change after such date. We do not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed by Neptune with the securities commissions or similar authorities in all the provinces and territories of Canada, and as amended from time to time, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company dated June 10, 2020 for the fiscal year ended March 31, 2020 (the “Annual Information Form”);

(b)	the Company’s audited consolidated financial statements as at and for the years ended March 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon;

(c)	the management’s discussion and analysis of the Company for the years ended March 31, 2020 and 2019;

(d)

the unaudited condensed consolidated interim financial statements of the Company for the three-month and nine-month periods ended December 31, 2020 and 2019, together with the notes thereto (the “Q3 Financial Statements”);

(e)	the management’s discussion and analysis of the Company for the three-month and nine-month periods ended December 31, 2020 and 2019 (the “Q3 MD&A”);

(f)	the management information circular of the Company dated July 14, 2020 prepared in connection with the Company’s annual meeting of shareholders held on August 12, 2020;

(g)	the Notice of Change of Auditor of the Company dated July 13, 2020;

(h)

the material change report of the Company dated November 16, 2020 where the Company restated its previously filed condensed consolidated interim financial statements as at and for the three-month period ended June 30, 2020 with respect to recognition of revenue relating to one transaction that was initially recognized at the gross amount and was restated to present the net amount of the transaction;

(i)

the material change report of the Company dated February 10, 2021 with respect to the completion of the acquisition of a controlling interest in Sprout Foods, Inc. (“Sprout”), a portfolio investment of Morgan Stanley Expansion Capital (“MSEC”); and

(j)	the material change report of the Company dated February 17, 2021 with respect to entering into definitive agreements with institutional investors for the purchase of 27,500,000 common shares.

Any document of the type referred to above, any annual information form, annual or quarterly financial statements, annual or quarterly management’s discussion and analysis, management information circular, material change report (excluding confidential material change reports), business acquisition report, information circular or other disclosure document required to be incorporated by reference into a prospectus filed under National Instrument 44-101- Short Form Prospectus Distributions filed by Neptune with the securities commissions or similar authorities in Canada after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus pursuant to the foregoing paragraph is also included in any report filed with or furnished to the SEC by Neptune on Form 6-K or on Form 40-F (or any respective successor form) after the date of this Prospectus, it shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. Further, we may incorporate by reference into the registration statement of which this Prospectus forms a part, any report on Form 6-K furnished to the SEC, including the exhibits thereto, if and to the extent provided in such report.

Certain marketing materials (as that term is defined in applicable securities legislation in Canada) may be used in connection with a distribution of Securities under this Prospectus and any applicable Prospectus Supplement. Any template version of marketing materials (as those terms are defined in applicable securities legislation in Canada) pertaining to a distribution of Securities, and filed by the Company after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of our securities to which that Prospectus Supplement pertains.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified shall not constitute a part of this Prospectus except as so modified. Any statement so superseded shall not constitute a part of this Prospectus.

Upon a new annual information form and annual financial statements and management’s discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements, accompanying management’s discussion and analysis, and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed to no longer be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim financial statements and the accompanying management’s discussion and analysis filed prior to the new interim financial statements shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

DESCRIPTION OF BUSINESS

Name, Address and Incorporation

Neptune was incorporated under Part IA of the Companies Act (Québec) on October 9, 1998 and is now governed by the Business Corporations Act (Québec). Neptune’s head office and registered office is located at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3 and its website address is www.neptunecorp.com. The Common Shares are listed and posted for trading on the TSX and NASDAQ under the symbol “NEPT”. On September 21, 2018, Neptune amended its articles to change its name to “Neptune Wellness Solutions Inc.”.

We have the following subsidiaries:

a)	Biodroga Nutraceuticals Inc. (Quebec incorporated),

b)	SugarLeaf Labs, Inc. (Delaware incorporated),

c)	9354-7537 Québec Inc. (Quebec incorporated),

d)	Neptune Holding USA, Inc. (Delaware incorporated),

e)	Neptune Health & Wellness Innovation, Inc. (Delaware incorporated),

f)	Neptune Forest, Inc. (Delaware incorporated), Neptune Growth Ventures, Inc. (Delaware incorporated),

g)	Neptune Care, Inc. (Delaware incorporated),

h)	9418-1252 Quebec Inc. (Quebec incorporated) and

i)	Neptune Wellness Brands Canada, Inc. (Quebec incorporated).

Additionally, as of February 10, 2021, we have a majority interest in Sprout (Delaware incorporated).

Biodroga Inc. was acquired by Neptune on January 7, 2016, and on March 1, 2016, it was amalgamated with an inactive subsidiary of Neptune, NeuroBioPharm Inc., and became Biodroga Nutraceutical Inc.

9354-7537 Québec Inc. was incorporated on February 6, 2017. It is a wholly-owned subsidiary of Neptune that was created with the intent of becoming a Licensed Producer under the Access to Cannabis for Medical Purposes Regulations (“ACMPR”) and obtaining a Controlled Substance License (also referred to as a Dealer’s License) under the Controlled Drugs and Substances Act (“CDSA”). As of the date hereof, due to the coming into force on October 17, 2018 of the Cannabis Act and the Cannabis Regulations, the Company will no longer require a Dealer’s License and as such is no longer pursuing a Dealer’s License.

On May 3, 2019, Neptune incorporated Neptune Holdings USA, Inc., a Delaware corporation wholly-owned by Neptune, which was created in connection with the proposed acquisition of the business of SugarLeaf Labs, LLC and Forest Remedies LLC (collectively, “SugarLeaf”).

On May 3, 2019, Neptune incorporated Neptune Acquisition USA, Inc., a Delaware corporation wholly-owned by Neptune Holding USA, Inc., which was created in connection with the proposed acquisition of the business of SugarLeaf. On May 13, 2019, Neptune filed a Certificate of Amendment of Certificate of Incorporation to change its name to Sugarleaf Labs, Inc.

Recent Subsidiaries since March 31, 2020

On April 16, 2020, Neptune incorporated Neptune Health & Wellness Innovation, Inc., a Delaware corporation wholly-owned by Neptune Holding USA, Inc. The Company intends to operate its health and wellness products business, including but not limited to hand sanitizer products.

On May 21, 2020, Neptune incorporated Neptune Forest, Inc., Neptune Ocean, Inc., and Neptune Growth Ventures, Inc., each a Delaware corporation wholly-owned by Neptune Holding USA, Inc.

The Company intends to commercialize the Forest Remedies™ and Ocean Remedies™ brands through Neptune Forest, Inc. and Neptune Ocean, Inc., respectively.

Neptune Growth Ventures, Inc. has been formed to act as Neptune’s strategic investment arm and technology incubator. The Company will actively invest in emerging and innovative companies, helping them to scale globally and grow into new markets while creating new brands, technologies and business models to drive the industries in which the Company operates.

On May 22, 2020, Neptune incorporated 9418-1252 Quebec Inc. and Neptune Wellness Brands Canada, Inc., each a Quebec corporation wholly-owned by Neptune. The Company intends to commercialize branded products in Canada through Neptune Wellness Brands Canada, Inc. 9418-1252 Quebec Inc. will hold certain assets of the Company relating to its facility in Sherbrooke, Quebec.

On February 10, 2021, Neptune acquired a 50.1% interest in Sprout, a portfolio investment of MSEC and an organic plant-based baby food and toddler snack company with USD$28 million in annual net revenues in Sprout’s fiscal year ended December 31, 2020. As part of the transaction, investment funds managed by MSEC have become a shareholder in Neptune and are partnering with the Company to grow Sprout within Neptune’s brand portfolio of consumer product goods. Through the acquisition of Sprout, Neptune accelerates its ongoing transformation into a disruptive consumer packaged goods company, providing customers with innovative health and wellness brands that harness the power of plant-based ingredients. Sprout has been a portfolio company of investment funds managed by MSEC since 2018.

Business Overview & Mission

Neptune is a diversified and fully integrated health and wellness company with six brand units. With a mission to redefine health and wellness, Neptune is focused on building a broad portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost efficient manufacturing and supply chain infrastructure that can be scaled up and down or into adjacent product categories to identify new innovation opportunities, quickly adapt to consumer preferences and demand, and bring new products to market through its mass retail partners and e-commerce channels. Leveraging decades of expertise in extraction and product formulation, Neptune is a provider of turnkey product development and supply chain solutions to business customers across several health and wellness verticals, including legal cannabis and hemp, nutraceuticals and white label consumer packaged goods. The Company has a strong position in cannabis and hemp with research, development and commercialization focused on the use of cannabinoids in household products to make them safer, healthier, and more effective. Neptune’s corporate headquarters are located in Laval, Quebec, with a 50,000-square-foot production facility located in Sherbrooke, Quebec and a 24,000 square-foot facility located in North Carolina. For a further description of the Company and its business, see the Q3 MD&A, including in the section entitled “Business Overview and Corporate Recent Development”, and the Annual Information Form, including in the sections entitled “Corporate Structure”, “General Development of the Company” and “Description of the Business”.

REGULATORY FRAMEWORK

On October 17, 2018, the Cannabis Act and the Cannabis Regulations came into force, legalizing the sale of cannabis for adult recreational use. Prior to the promulgation of the Cannabis Act and the Cannabis Regulations, only the sale of cannabis for medical use was legal and which was regulated by the ACMPR under the CDSA. The Cannabis Act and the Cannabis Regulations replaced the CDSA and the ACMPR as the governing laws and regulations in respect of the production, processing, sale and distribution of cannabis and related extracts for medical and adult recreational use. Given that the Cannabis Act and the Cannabis Regulations are very new, the impact of such regulatory changes on the Company’s business is unknown.

The Cannabis Act provides a licensing and permitting scheme for the cultivation, processing, importation, exportation, testing, packaging, labelling, sending, delivery, transportation, sale, possession and disposal of cannabis for non-medical (i.e., adult recreational) use, implemented by the Cannabis Regulations. The Cannabis Act and its regulations maintain separate access to cannabis for medical purposes. Under the Cannabis Act and its regulations, import and export licenses and permits will only be issued in respect of cannabis for medical or scientific purposes or in respect of industrial hemp and within the confines of the Industrial Hemp Regulations.

The Cannabis Regulations, among other things, set out regulations relating to the following matters: (1) Licenses, Permits and Authorizations; (2) Security Clearances; (3) a National Cannabis Tracking System; (4) Cannabis Products; (5) Packaging and Labelling; (6) Cannabis for Medical Purposes; and (7) Drugs Containing Cannabis.

Transitional provisions of the Cannabis Act provide that every license issued under the ACMPR that was in force immediately before the day on which the Cannabis Act and its regulations came into force (being October 17, 2018) is deemed to be a license issued under the Cannabis Act, and that such license will continue in force until it is revoked or expires.

Licenses, Permits and Authorizations

The Cannabis Regulations establish six classes of licenses: cultivation licenses; processing licenses; analytical testing licenses; sales for medical purposes licenses; research licenses; and cannabis drug licenses. The Cannabis Regulations also create subclasses for cultivation licenses (standard cultivation, micro-cultivation and nursery) and processing licenses (standard processing and micro-processing). Different licenses and each subclass therein carry differing rules and requirements that are intended to be proportional to the public health and safety risks posed by each license category and subclass. The Cannabis Regulations provide that all licenses issued under the Cannabis Act must include both the effective date and expiry date of the license and may be renewed on or before the expiry date.

The Industrial Hemp Regulations under the Cannabis Act came into force on October 17, 2018. The Industrial Hemp Regulations remained largely the same as they were under the CDSA but now they permit the sale of hemp plants to cannabis license holders and the use of additional parts of the hemp plant (i.e., flowers and leaves), and licensing requirements were introduced in accordance with the low risk posed by industrial hemp. The Industrial Hemp Regulations define “industrial hemp” as cannabis plants – or any part of the plant – in which the concentration of delta-9-tetrahydrocannabinol (THC) is 0.3% or less in the flowering heads and leaves.

Security Clearances

Certain people associated with cannabis licensees, including individuals occupying a “key position” such as directors, officers, large shareholders and individuals identified by the Minister of Health (the “Minister”), must hold a valid security clearance issued by the Minister. Under the Cannabis Regulations, the Minister may refuse to grant security clearances to individuals with associations to organized crime or with past convictions for, or an association with, drug trafficking, corruption or violent offences. This was largely the approach in place under the ACMPR and other related regulations governing the licensed production of cannabis for medical purposes. Individuals who have histories of non-violent, lower-risk criminal activity (for example, simple possession of cannabis, or small-scale cultivation of cannabis plants) are not precluded from participating in the legal cannabis industry, and the grant of security clearance to such individuals is at the discretion of the Minister and such applications will be reviewed on a case-by-case basis.

Security clearances issued under the ACMPR are considered to be security clearances for the purposes of the Cannabis Act and Cannabis Regulations.

Cannabis Tracking System

Under the Cannabis Act, the Minister of Health is authorized to establish and maintain a national cannabis tracking system, the Cannabis Tracking System. The Cannabis Regulations provide the Minister of Health with the authority to make a ministerial order that would require certain persons named in such order to report specific information about their authorized activities with cannabis, in the form and manner specified by the Minister.

The Ministerial Order regarding the Cannabis Tracking System was published in the Canada Gazette, Part II, on September 5, 2018 and came into effect on October 17, 2018. The purpose of this system is to track the flow of cannabis throughout the supply chain as a means of preventing the illegal inversion and diversion of cannabis into and out of the regulated system. Under the Cannabis Tracking System, a holder of a license for cultivation, license for processing, or a license for sale for medical purposes is required to submit monthly reports to Health Canada.

The purpose of this system is to enable the submission of license applications, amendments and renewals through an online portal and track the flow of cannabis throughout the supply chain as a means of preventing the illegal inversion and diversion of cannabis into and out of the regulated system. Under the Cannabis Tracking and Licensing System, a holder of a license for cultivation, license for processing, or a license for sale for medical purposes is required to submit monthly reports to Health Canada.

Cannabis Products

The Cannabis Regulations set out the requirements for cannabis products and permits the sale of dried cannabis, cannabis oil, fresh cannabis, cannabis plants, cannabis plant seeds, edible cannabis, cannabis extracts and cannabis topicals. THC content is limited by the Cannabis Regulations.

Prior to the passage of the Amending Regulations, the Cannabis Act only permitted the sale of dried cannabis, cannabis oil, fresh cannabis, cannabis plants and cannabis plant seeds. The Amending Regulations permit the production and sale of the New Classes of Cannabis. As is the case for the license requirements for dried or fresh cannabis and cannabis oil, a processing license is required in order to produce edible cannabis, cannabis extracts and cannabis topicals, and to package and label these types of cannabis products for sale to consumers. Holders of processing licenses issued prior to October 17, 2019 were required to implement additional production and facility quality controls before they could begin manufacturing products belonging to New Classes of Cannabis. The Cannabis Regulations require the filing of a notice with Health Canada at least 60 days before releasing a new product to the market. As a result, December 16, 2019 was the earliest date that products in the New Classes of Cannabis could be made available for sale.

In addition, if a holder of a processing license chooses to process edible cannabis and food products on the same site, then the production, packaging, labelling, and storage of cannabis and the production, packaging, and labelling of food products will need to be conducted in separate buildings. All cannabis production is required to occur in a separate building from any food production.

Packaging, Labeling and Promotion

The Cannabis Regulations set out strict requirements pertaining to the packaging and labelling of cannabis products. These requirements are intended to promote informed consumer choice and allow for the safe handling and transportation of cannabis, while also reducing the appeal of cannabis to youth.

All cannabis products are required to be packaged in a manner that is tamper-proof and child-resistant in accordance with the Cannabis Regulations and in plain packaging. The Cannabis Regulations impose strict limits on the use of colours, graphics, and other special characteristics of packaging. Cannabis package labels must include specific information, such as: (i) product source information, including the class of cannabis and the name, phone number and email of the license holder; (ii) a mandatory health warning, rotating between Health Canada’s list of standard health warnings; (iii) the Health Canada standardized cannabis symbol; and (iv) information specifying THC and CBD content.

Promotion

The Cannabis Act sets out restrictions regarding the promotion of cannabis products. Subject to a few exceptions, all promotions of cannabis products are prohibited unless authorized by the Cannabis Act. While these restrictions also apply to the New Classes of Cannabis, the Amending Regulations also prohibit certain representations and associations on products, their packages and labels and associated promotional activity, including: certain flavours in cannabis extracts (e.g. confectionary, dessert, soft drink, and energy drink) that are appealing to youth; health or cosmetic benefits unless registered as a health product; energy value and nutrient content representations that go beyond those permitted in the list of ingredients and in the cannabis-specific nutrition facts table; statements reasonably likely to create the impression the edible cannabis or accessory is intended to meet particular dietary requirements; and promotion that could reasonably associate the cannabis, the cannabis accessory or the service related to cannabis with an alcoholic beverage, a tobacco product or a vaping product.

Product Composition

The Amending Regulations introduced restrictions on product composition specific to each New Class of Cannabis including specific THC limits. Examples of other product-specific restrictions include:

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Edible cannabis: must be shelf stable; only food and food additives will be allowed to be used as ingredients in edible cannabis and the use of food additives will need to be in accordance with the limits and purposes that are prescribed for foods; must not have caffeine added, however the use of ingredients containing naturally occurring caffeine will be permitted in edible cannabis products provided that the total amount of caffeine in each immediate container does not exceed 30 milligrams; must not contain alcohol in excess of 0.5% w/w; must not contain anything that would cause the sale of the edible cannabis, if it was a food regulated under the Food and Drugs Act, to be prohibited and must not be fortified with vitamins or mineral nutrients.

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Cannabis extracts: must not contain ingredients that are sugars, sweeteners or sweetening agents, nor any ingredient listed on Column 1 of Schedule 2 to the Tobacco and Vaping Products Act (which is a list of ingredients that are prohibited in vaping products) except if those ingredients and their levels are naturally occurring in an ingredient used to produce the extract.

•	Cannabis topicals: must not contain anything that may cause injury to the health of the consumer when the product is used as intended or in a reasonably foreseeable way.

Health Products Containing Cannabis

Under the current regulatory framework, cannabis is not permitted for use in a natural health product or a non- prescription drug product, as phytocannabinoids are included as prescription drugs on the Human and Veterinary Prescription Drug List (“PDL”). Although Health Canada has previously authorized prescription drug products containing cannabis, the agency maintains that there remains significant scientific uncertainty regarding the pharmacological actions, therapeutic effectiveness and safety of the majority of phytocannabinoids. The cannabis- based prescription drug products that have been authorized by Health Canada have been studied, authorized and used in specific conditions. While these authorized products have contributed to the global body of knowledge concerning the safety and efficacy of cannabis-based therapies, Health Canada has stated that the presence of scientific uncertainty and limited market experience gives rise to the need for a precautionary approach. Listing all phytocannabinoids on the PDL addresses this uncertainty by allowing healthcare practitioners to monitor and manage any unanticipated effects. All phytocannabinoids will remain listed on the PDL until there is sufficient scientific evidence (e.g., as demonstrated through a submission to Health Canada) to change the prescription status of a particular phytocannabinoid when used in specific conditions.

Cannabis is also expressly prohibited for use in cosmetic products as it is included on Health Canada’s Cosmetic Ingredient Hotlist, List of Ingredients Prohibited for Use in Cosmetic Products.

Provincial and Territorial Regulatory Regimes

While the Cannabis Act provides for the regulation of the commercial production of cannabis for adult recreational purposes and related matters by the federal government, the Cannabis Act includes provisions stipulating that the provinces and territories of Canada have authority to regulate other aspects of adult recreational use cannabis (similar to what is currently the case for liquor and tobacco products), such as retail sale and distribution, minimum age requirements above that in place under the Cannabis Act, places where cannabis can be consumed, and a range of other matters. The governments of every Canadian province and territory have, to varying degrees, regulatory regimes for the distribution and sale of cannabis for adult recreational purposes within those jurisdictions. Each of these Canadian jurisdictions has established a minimum age of 19 years for cannabis use, except for Québec and Alberta, where the minimum age is 21 and 18, respectively.

Québec: In Québec, all recreational cannabis is managed and sold through outlets of the Société québécoise du cannabis, a subsidiary of the Société des alcools du Québec, and its online site.

Ontario: In Ontario, the distribution and online retail sale of recreational cannabis is conducted through the Ontario Cannabis Retail Corporation, under the oversight of the Alcohol and Gaming Commission of Ontario (the “AGCO”). Ontario also permits the sale of recreational cannabis through private brick-and-mortar retailers. Initially, Ontario employed a “phased” approach to retail licensing, setting a maximum cap of 25 licenses available to be issued to allow operators to open for business beginning April 1, 2019. The Ontario government has now moved to open the market for private cannabis retail stores in Ontario. In addition to removing the cap on the number of private retail stores in Ontario, the previously mandated regional distribution limiting the number of retail stores permitted in each region will be maintained only until March 2, 2020 and then eliminated entirely. The AGCO expects to issue up to 20 Retail Store Authorizations per month, beginning in April 2020. Federally licensed producers may now own or control, directly or indirectly, up to 25% of a corporation holding a cannabis Retail Operator License (required to hold a Retail Store Authorization) in Ontario, an increase from the previous threshold of 9.9%. Until August 31, 2020 each retail operator (and its affiliates) may own a maximum of 10 cannabis stores, increasing to 30 cannabis stores in September 2020 and increasing again to 75 cannabis stores in September 2021.

British Columbia: In British Columbia, recreational cannabis is to be sold through both public and privately- operated stores, with the provincial Liquor Distribution Branch handling wholesale distribution.

Alberta: In Alberta, cannabis products are sold by private retailers that receive their products from a government- regulated distributor (the Alberta Gaming & Liquor Commission), similar to the distribution system currently in place for alcohol in the province. Only licensed retail outlets are to be permitted to sell cannabis with online sales run by the Alberta Gaming and Liquor Commission.

Saskatchewan: In Saskatchewan, recreational cannabis is sold by private retailers. The Saskatchewan Liquor and Gaming Authority (the “SLGA”) has selected operators for the province’s 51 cannabis private retail store permits, with municipalities having the option of opting out of having a cannabis store if they choose. Saskatchewan is the only jurisdiction to allow for private distribution and wholesale (but regulated by the SLGA).

Manitoba: In Manitoba, cannabis distribution and wholesale is government-run by the Manitoba Liquor and Lotteries Corporation (the “MBLL”), with retail sale privately operated. Manitoba has opened the cannabis retail application process to all prospective retailers. This includes the introduction of a new controlled-access license for retailers. Manitoba will also continue to offer age-restricted licenses for retailers wishing to open stand-alone stores. To become a retailer, applicants will be required to successfully complete the required application process, enter into a Cannabis Store Retailer Agreement with MBLL, and be issued an applicable license from the Liquor, Gaming and Cannabis Authority of Manitoba.

New Brunswick: In New Brunswick, recreational cannabis is sold and online sales are run by Cannabis NB, a subsidiary of a network of tightly-controlled, stand-alone stores through the New Brunswick Liquor Corporation (the “NBLC”). The NBLC also controls the distribution and wholesale of cannabis in the province. The New Brunswick government has issued a request for proposals in order to find a single private operator to take over the Cannabis NB operations which would privatize the government-operated corporation created to handle retail sale of adult use cannabis. This would result in the retail model changing from government-operated to privately-operated in New Brunswick.

Nova Scotia: In Nova Scotia, the Nova Scotia Liquor Corporation (the “NSLC”) is responsible for the regulation of cannabis in the province, and recreational cannabis is only to be sold publicly through government-operated storefronts and online sales. There is no private licensing of retail. The NSLC also controls the distribution and wholesale of cannabis in the province.

Prince Edward Island: In Prince Edward Island, similar to Nova Scotia, sale of cannabis is government- run through government retail sales and online. There is no private licensing of retail. The PEI Cannabis Management Corporation is responsible for the distribution and wholesale of cannabis in the province.

Newfoundland and Labrador: In Newfoundland and Labrador, recreational cannabis is sold through licensed private retail stores, with its crown-owned liquor corporation, the Newfoundland and Labrador Liquor Corp. (the “NLC”), overseeing the wholesale and distribution to the private sellers. The NLC controls the possession, sale and delivery of cannabis, and sets prices. It is also the initial online retailer, although licenses may later be issued to private interests.

Yukon: The Yukon limits the initial distribution and sale of recreational cannabis to government outlets and government-run online stores and allows for the later licensing of private retailers. The Yukon Liquor Corporation is responsible for the distribution and wholesale of cannabis in the territory while the Cannabis Licensing Board is the regulatory body in the Yukon.

Northwest Territories: The Northwest Territories relies on the N.W.T. Liquor and Cannabis Commission to control the importation and distribution of cannabis, whether through retail outlets or by mail order service run by the Liquor Commission. Communities in the Northwest Territories will be able to hold a plebiscite to prohibit cannabis sales in their communities, similar to options currently available to restrict alcohol in the Northwest Territories.

Nunavut: Nunavut permits the sale of cannabis through private retailers, including online. The Nunavut Liquor and Cannabis Commission is responsible for distribution and wholesale in the territory.

The regulatory status of cannabis in the United States of America.

We are subject to a variety of laws in the United States, Canada and elsewhere. In the United States, despite cannabis having been legalized at the state level for medical use in many states and for adult recreational use in a number of states, cannabis, other than plants of the same genus that meet the definition of industrial hemp, continues to be categorized as a Schedule I controlled substance under the federal Controlled Substances Act, or the CSA, and subject to the Controlled Substances Import and Export Act, or the CSIEA. As of December 20, 2018, the 2018 Farm Bill, formally known as the Agriculture Improvement Act of 2018, has reclassified hemp for commercial use by removing it from its Schedule I Status under the CSA, and Neptune is assessing market opportunities that may result from such legislative change.

On October 16, 2017, the TSX provided clarity regarding the application of Sections 306 (Minimum Listing Requirements) and 325 (Management) and Part VII (Halting of Trading, Suspension and Delisting of Securities) of the TSX Company Manual (collectively, the “Requirements”) to applicants and TSX-listed issuers with business activities in the cannabis sector. In TSX Staff Notice 2017-0009, the TSX noted that issuers with ongoing business activities that violate U.S. federal law regarding cannabis are not in compliance with the Requirements. These business activities may include (i) direct or indirect ownership of, or investment in, entities engaging in activities related to the cultivation, distribution or possession of cannabis in the U.S., (ii) commercial interests or arrangements with such entities, (iii) providing services or products specifically targeted to such entities, or (iv) commercial interests or arrangements with entities engaging in providing services or products to U.S. cannabis companies. The TSX reminded issuers that, among other things, should the TSX find that a listed issuer is engaging in activities contrary to the Requirements, the TSX has the discretion to initiate a delisting review.

Neptune remains committed to only conduct business related to manufacturing and commercializing cannabis products to the extent permitted in jurisdictions where it may operate. The Company conducts due diligence with respect to each jurisdiction in which it operates or proposes to operate in order to determine the legal and regulatory requirements applicable in such jurisdiction to the extent applicable to the Company’s activities. It is a core consideration in Neptune’s strategy to carry out its operations in compliance with applicable laws in jurisdictions in which it operates. Neptune currently operates solely in Canada but may pursue opportunities in other jurisdictions, including the United States, depending on their legislative and regulatory framework.

RISK FACTORS

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement relating to that offering and any and all other information incorporated by reference in this Prospectus. Discussions of certain risks affecting the Company are generally provided and described in, among other documents, the Company’s annual and interim disclosure documents filed from time to time, which are incorporated by reference into this Prospectus and include the Company’s annual information form, annual management’s discussion and analysis and interim management’s discussion and analysis. In particular, see the “Risk Factors” heading in the Company’s latest annual information form and interim or annual management’s discussion and analysis, as the case may be.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

In addition to the risks set out in the Annual Information Form, the Q3 MD&A and the other risk factors presented in a Prospectus Supplement or other continuous disclosure documents that may, from time to time, be incorporated by reference into this Prospectus, prospective investors should also carefully consider the risks set out below.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company, as fully described below. The principal factors and uncertainties that make investing in our company risky include, among others:

•	The market price of Neptune’s Common Shares may be highly volatile, which may affect your ability to sell shares on favourable terms.

•	We do not currently intend to pay any cash dividends on our Common Shares in the foreseeable future.

•	If there is insufficient liquidity in our Common Shares, it could adversely affect your ability to sell your shares.

•	Certain Canadian laws could delay or deter a change of control.

•	We may pursue opportunities or transactions that may adversely affect our business and financial condition.

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We are currently, and may in the future be, subject to substantial litigation, regulatory proceedings, investigations and proceedings that could cause us to incur significant legal expenses and result in harm to our business.

•	We have reported negative cash flows from operating activities and may do so in future periods and we may not be able to maintain our operations without additional funding.

•	We are subject to risks inherent to the cannabis industry.

•	We are subject to laws and regulations and guidelines, changes in which could increase our costs and individually or in the aggregate adversely affect our business.

•	We may be unable to manage our growth effectively.

•	Acquisitions or investments may not yield the returns expected, which, in turn, could adversely affect our business, financial condition and results of operations.

•	Markets for our products and services are highly competitive, and we may be unable to compete effectively in these markets.

•	We may not meet timelines for project development.

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Product contamination or tampering or issues or concerns with respect to product quality, safety and integrity could adversely affect our business, reputation, financial condition or results of operations.

•	We are subject to credit risk from our customers.

•	Our sales are often made without long-term commitments, and there can be no assurance that future sales will be sustained.

•	Our ability to forecast revenues, costs and sales is limited by a number of factors.

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Because we will rely on our manufacturing operations to produce a significant amount of the cannabis and hemp- based products we expect to sell, disruptions in our manufacturing system or losses of manufacturing certifications could adversely affect our sales and customer relationships.

•	Our future success depends on the sales of our consumer products and turnkey solutions products.

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Our activities rely on certain third-party suppliers, contract manufacturers and distributors, and such reliance may adversely affect us if the third parties are unable or unwilling to fulfill their obligations.

•	Insurance coverage, even where available, may not be sufficient to cover losses we may incur.

•	If our risk management methods are not effective, our business, reputation and financial results may be adversely affected.

•	Our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources.

•	The public health crisis may end while we have excess inventory of our Thermometers.

•	The FDA may declare that ethanol is not generally recognized as safe and effective for use in Hand Sanitizers like ours.

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If we are not able to sell our Thermometers after the public health crisis ends, there is no guarantee that the FDA will grant our Thermometers the necessary 510(k) clearance to continue to market and sell the Thermometers, which would adversely affect our ability to grow our business.

•	We are subject to foreign currency fluctuations, which could adversely affect our financial results.

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We may be exposed to risks and costs associated with security breaches, data loss, credit card fraud and identity theft that could cause us to incur unexpected expenses and loss of revenue as well as other risks.

•	If we fail to comply with data protection laws in the U.S. and abroad, we may be subject to fines, penalties and other costs.

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Increasing awareness of health and wellness are driving changes in the consumer products industry, and if we are unable to react in a timely and cost-effective manner, our results of operations and future growth may be adversely affected.

•	We are subject to taxation in multiple jurisdictions, and changes in taxation may impact our earnings.

•	We are subject to anti-money laundering laws and regulations in multiple jurisdictions, which include restrictions on cannabis-related businesses.

•	Laws in the United States may make it difficult for us to open bank accounts for our business.

•	Significant uncertainty remains with respect to the future impact of COVID-19 on our business.

•	Catastrophic events outside of our control, including pandemics, may harm our results of operations or damage our facilities.

•	We may be negatively impacted by the value of our intangible assets.

•	A failure by us to protect our intellectual property may have a material adverse effect on our ability to develop and commercialize our products.

•	We are subject to risks inherent to the nutraceutical industry.

•	Our inability to maintain our regulatory approvals and permits could adversely affect our business and financial results.

•	We face risks associated with the change in the US Presidential Administration.

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The cannabis industry and market are relatively new in Canada, and this industry and market may not continue to exist or develop as anticipated or we may ultimately be unable to succeed in this industry and market.

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We will compete for market share with other companies licensed by Health Canada, some of which may have longer operating histories and more financial resources and manufacturing and marketing experience than we have.

•	Our activities and resources in the Canadian cannabis industry rely on a single facility.

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We may be unable to attract or retain key personnel with sufficient experience in the cannabis industry, and we may be unable to attract, develop and retain additional employees required for our development and future success.

•	We are subject to risks inherent to suppliers in an agricultural business, including the risk of crop failure.

•	We rely on third parties for our supply of cannabis.

•	We may be subject to product liability claims or regulatory action.

•	The tax burden related to our expected cannabis and hemp-related activities is still uncertain.

•	We must comply with requirements for licenses and permits in Canada and the failure to maintain these could adversely affect our operations.

•	The adult use cannabis industry and regulations governing the industry are still developing.

•	In addition to competition from licensed producers, we face competition from illegal dispensaries and black market suppliers.

•	Changes to state or federal regulation could make it difficult for us to produce and sell our products in the United States.

•	Unfavorable interpretations of laws governing hemp processing activities could subject us to enforcement or other legal proceedings and limit our business and prospects.

•	International expansion of our business could expose us to further regulatory risks and compliance costs.

•	Changes in legal, regulatory, or governmental requirements could adversely affect our business.

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As a foreign private issuer, we are subject to different reporting and disclosure requirement under U.S. securities laws and regulations than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

•	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

•	U.S. investors may be unable to enforce certain judgments against us in Canada.

Risks Related to Our Securities

The market price of Neptune’s Common Shares may be highly volatile.

The stock market, from time-to-time, experiences significant price and volume fluctuations unrelated to the operating performance of particular companies. Future announcements concerning Neptune, its competitors, including those pertaining to financing arrangements, government regulations, developments concerning regulatory actions affecting Neptune, litigation, additions or departures of key personnel, cash flow, and economic conditions and political factors in Canada and the United States may have a significant impact on the market price of Neptune’s Common Shares. In addition, there can be no assurance that the Neptune’s Common Shares will continue to be listed on the TSX or Nasdaq.

The market price of the Neptune’s Common Shares could fluctuate significantly for many other reasons, including for reasons unrelated to Neptune’s specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by its subscribers, competitors or suppliers regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within its industry experience declines in their stock price, the share price of the Neptune’s Common Shares may decline as well. In addition, when the market price of a company’s shares drops significantly, shareholders often institute securities class action lawsuits against the company.

Litigation resulting from these claims could be costly and time-consuming and could divert the attention of management and other key personnel from the Company’s business and operations. The complexity of any such claims and the inherent uncertainty of commercial or class action, litigation increases these risks. In recognition of these considerations, the Company could suffer significant litigation expenses in defending any of these claims and enter into settlement agreements. If the Company is unsuccessful in its defense of material litigation claims or is unable to settle the claims, the Company may be faced with significant monetary damage awards or other remedies against it including injunctive relief that could have a material adverse effect on the Company’s business, financial condition and results of operations. Administrative or regulatory actions against the Company or its employees could also have a material adverse effect on the Company’s business, financial condition and results of operations.

Volatility in the market price of our Common Shares may affect your ability to sell shares on favourable terms.

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets have periodically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

We do not currently intend to pay any cash dividends on our Common Shares in the foreseeable future.

We have never paid any cash dividends on our Common Shares. We do not anticipate paying any cash dividends on our Common Shares in the foreseeable future because, among other reasons, we currently intend to retain any future earnings to finance our business. The future payment of cash dividends will be dependent on factors such as cash on hand and achieving profitability, the financial requirements to fund growth, our general financial condition and other factors our board of directors may consider appropriate in the circumstances. Until we pay cash dividends, which we may never do, our shareholders will not be able to receive a return on their Common Shares unless they sell them.

If there is insufficient liquidity in our Common Shares, it could adversely affect your ability to sell your shares.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX and NASDAQ or achieve listing on any other public stock exchange. There can be no assurance that an active and liquid market for the Common Shares will be maintained and an investor may find it difficult to resell Common Shares.

Certain Canadian laws could delay or deter a change of control.

The Investment Canada Act (Canada) subjects an acquisition of control of a Corporation by a non-Canadian to government review if the value of the assets as calculated pursuant to the legislation exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to be a net benefit to Canada.

Any of the foregoing could prevent or delay a change of control and may deprive or limit strategic opportunities for our shareholders to sell their shares.

We may pursue opportunities or transactions that may adversely affect our business and financial condition.

Our management, in the ordinary course of our business, regularly explores potential strategic opportunities and transactions. These opportunities and transactions may include strategic joint venture relationships, significant debt or equity investments in Neptune by third parties, the acquisition or disposition of material assets, the licensing, acquisition or disposition of material intellectual property, the development of new product lines or new applications for our existing products, significant distribution arrangements, the sale of all of the shares of Neptune and other similar opportunities and transactions. The public announcement of any of these or similar strategic opportunities or transactions might have a significant effect on the price of our securities. Our policy is to not publicly disclose the pursuit of a potential strategic opportunity or transaction unless we are required to do so by applicable law, including applicable securities laws relating to continuous disclosure obligations. There can be no assurance that investors who buy or sell our securities are doing so at a time when we are not pursuing a particular strategic opportunity or transaction that, when announced, would have a significant effect on the price of our securities.

In addition, any such future corporate development may be accompanied by certain risks, including exposure to unknown liabilities of the strategic opportunities and transactions, higher than anticipated transaction costs and expenses, the difficulty and expense of integrating operations and personnel of any acquired companies, disruption of our ongoing business, diversion of management’s time and attention, and possible dilution to shareholders. We may not be able to successfully overcome these risks and other problems associated with any future acquisitions and this may adversely affect our business and financial condition.

Risks Related to Our Business and the Cannabis Industry

We are currently, and may in the future be, subject to substantial litigation, investigations and proceedings that could cause us to incur significant legal expenses and result in harm to our business.

We and our subsidiaries are subject to federal, state, local, foreign and provincial health, safety, and labeling laws and regulations, including but not limited to the federal Food, Drug, and Cosmetic Act and regulations promulgated by the federal Food and Drug Administration; laws and regulations promulgated by the United States Department of Agriculture; the National Organic Program; and state, local, foreign, and provincial law equivalents. In addition, the California Safe Drinking Water and Toxic Enforcement Act of 1986 and implementing regulations impose testing and warning requirements for products containing any chemical known to the State of California to cause cancer and/or reproductive toxicity. Product recall laws and regulations also apply to our products.

The failure by us to comply with applicable health, safety, and labeling requirements could result in fines, penalties, injunctions, product recalls, enforcement actions, third-party claims for property damage and personal injury, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions, which could have a material adverse effect on our business, financial condition, or results of operations.

We rely on contract manufacturers to produce products in compliance with applicable health, safety, and labeling requirements. We do not conduct independent testing on products, but instead rely on certificates of analyses and batch records, for compliance with applicable health, safety, and labeling requirements. Further, as with any consumer-facing company selling food products, there is always a chance of microbial contamination even under the most stringent manufacturing practices; thus, the risk of fines, penalties, injunctions, product recalls, enforcement actions, third-party claims for property damage and personal injury, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions is heightened where the company is not actively involved in the manufacturing practices.

On February 4, 2021, the United States House of Representatives Subcommittee on Economic and Consumer Policy, Committee on Oversight and Reform (“Subcommittee”), published a report, “Baby Foods Are Tainted with Dangerous Levels of Arsenic, Lead, Cadmium, and Mercury” (the “Report”), which stated that, with respect to Sprout, a company in which Neptune acquired a 50.1% stake, “Independent testing of Sprout Organic Foods” has confirmed that their baby foods contain concerning levels of toxic heavy metals.” The Report further stated that after receiving reports alleging high levels of toxic metals in baby foods, the Subcommittee requested information from Sprout but did not receive a response. On February 11, 2021, the Subcommittee contacted Sprout, reiterating its requests for documents and information about toxic heavy metals in Sprout’s baby foods. Sprout provided an initial response to the Subcommittee on February 25, 2021. Further, on February 24, 2021, the Office of the Attorney General of the State of New Mexico (“NMAG”) delivered to Sprout a civil investigative demand requesting similar documents and information in regards to the Report and the NMAG’s investigation into possible violations of the False Advertising Act of New Mexico. Sprout produced documents to the NMAG on March 10, 2021. The pending inquiries and potential findings could have a material adverse effect on our business, financial condition, or results of operations.

On March 16, 2021, a purported class action, captioned Marvin Gong v. Neptune Wellness Solutions, et al., was filed in the United States District Court for the Eastern District of New York against the Company and certain of its current and former officers. While the Company believes that the Class Action is without merit and plans to vigorously defend itself against these claims, there can be no assurance that the Company will prevail in the lawsuits. The Company cannot currently estimate the possible loss or range of losses, if any, that it may experience in connection with these litigations.

We also are subject to federal, state, local, foreign and provincial laws, rules and regulations concerning advertising and marketing, including but not limited to those prohibiting unfair, deceptive, and/or abusive trade practices. Violations of advertising and marketing requirements can result in fines, penalties, injunctions, disgorgement of profits, full restitution for injury suffered by consumers, rescission of contracts, enforcement actions, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions.

Accordingly, we are exposed to potential liabilities and reputational risk associated with litigation, regulatory proceedings and government investigations and enforcement actions for the failure of us to comply with applicable health, safety, and labeling requirements and advertising and marketing requirements. Any adverse judgment in or settlement of any pending or any future litigation or investigation could result in payments, fines and penalties that could adversely affect our business, results of operations and financial condition. Regardless of the merits of the claims and the outcome, legal proceedings have resulted in, and may continue to result in, significant legal fees and expenses, diversion of management’s and employee time and other resources, and adverse publicity. Such proceedings could also adversely affect our business, results of operations and financial condition.

We have reported negative cash flows from operating activities and may do so in future periods.

The Company reported negative cash flow from operating activities of $31.4 million and $8.2 million for Fiscal 2020 and Fiscal 2019, respectively, and has historically, in certain prior fiscal years, reported negative cash flow from operating activities. The Company may also continue to have negative cash flow from operating activities until sufficient levels of sales are achieved. The Company cannot guarantee that future positive cash flow from operating activities will be obtained. In addition, negative cash flows may continue longer than the Company has planned for which could cause liquidity issues.

The Company may also be unable to obtain future borrowings in an amount sufficient to enable them to pay debt or to fund other liquidity needs. If sufficient liquidity is not obtained, the Company may need to refinance or restructure all or a portion of its debt on or before maturity, sell assets or borrow more money or issue equity, which may not be possible on terms satisfactory to the Company, or at all. In addition, any refinancing could be at higher interest rates and may require the Company to comply with more onerous covenants which could further restrict its business operations. If the Company continues to report negative cash flows from operating activities, or any failure to obtain any required additional financing on favourable terms, or at all, such events could have a material adverse effect on the business, financial condition and results of operation of the Company.

We may not be able to maintain our operations without additional funding.

As of March 31, 2020, Neptune had $16.6 million of cash and cash equivalents. We had negative cash flows from operating activities of $31.4 million during Fiscal 2020. We may be unable to generate sufficient cash flow from operations or to obtain future borrowings in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. If we do not have sufficient liquidity, we may need to refinance or restructure all or a portion of our debt on or before maturity, sell assets or borrow more money or issue equity, which we may not be able to do on terms satisfactory to us or at all. In addition, any refinancing could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations. We may also try to raise the necessary capital through securities offerings. Such offerings are subject to market conditions and are beyond our control. We have no arranged sources of financing available to us. Our failure to obtain any required additional financing on favourable terms, or at all, would have a material adverse effect on our business, financial condition and results of operations.

We are subject to risks inherent to the cannabis industry.

We operate our cannabis business in a highly regulated and rapidly evolving market. Sometimes new risks emerge and management may not be able to predict all of them, or be able to predict how they may cause actual results to be different from those contained in any forward-looking statements. Failure to comply with the requirements of the license(s) or any failure to maintain the license(s) would have a material adverse impact on the business, financial condition and operating results of the Company.

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond our control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies that may be imposed. Changes in government levies, including taxes, could reduce the Company’s earnings and could make future capital investments or the Company’s operations uneconomic.

We are subject to laws and regulations and guidelines, changes in which could increase our costs and individually or in the aggregate adversely affect our business.

We are subject to laws and regulations affecting our operations in a number of areas. These laws and regulations affect the Company’s activities in areas including, but not limited to, the cannabis industry in Canada, the hemp business in the United States, consumer protection, labor, intellectual property ownership and infringement, import and export requirements, and environmental, health and safety.

The successful execution of our business objectives is contingent upon compliance with all applicable laws and regulatory requirements and obtaining all other required regulatory approvals, which may be onerous and expensive. Any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation and the expansion of the Company’s business, could individually or in the aggregate make the Company’s products and services less attractive to our customers, delay the introduction of new products, or cause the Company to implement policies and procedures designed to ensure compliance with applicable laws and regulations. There can be no assurance that the Company’s employees, contractors, or agents will not violate such laws and regulations or Neptune’s policies and procedures.

We may be unable to manage our growth effectively.

Our future financial performance and our ability to commercialize our products and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to continue to improve our operational and financial systems and managerial controls and procedures, and we will need to continue to expand, train and manage our technology and workforce. We must also maintain close coordination among our technology, compliance, accounting, finance, marketing and sales organizations. We cannot assure you that we will manage our growth effectively. If we fail to do so, our business could be materially harmed.

To support our growth, we may have to further increase our investment in technology, facilities, personnel and financial and management systems and controls. We may also have to further expand our procedures for monitoring and assuring our compliance with applicable regulations, and may need to integrate, train and manage a growing employee base. The expansion of our existing businesses, and expansion into new businesses and the resulting growth of our employee base will increase our need for internal audit and monitoring processes that are more extensive and broader in scope than those we have historically required. We may not be successful in identifying or implementing all of the processes that are necessary. Further, unless our growth results in an increase in our revenues that is proportionate to the increase in our costs associated with this growth, our operating margins and profitability will be adversely affected.

Acquisitions or investments may not yield the returns expected, which, in turn, could adversely affect our business, financial condition and results of operations.

We expect to selectively pursue strategic acquisitions, as well as additional strategic and other investments, in the future as suitable opportunities arise. Acquisitions and other investments present challenges, including geographical coordination, personnel integration and retention of key management personnel, systems integration, the potential disruption of each company’s respective ongoing businesses, possible inconsistencies in standards, controls, procedures, and policies, unanticipated costs of terminating or relocating facilities and operations, unanticipated expenses relating to such integration, contingent obligations, and the reconciliation of corporate cultures. Those operations could divert management’s attention from the business, cause a temporary interruption of or loss of momentum in the business, and adversely affect our results of operations and financial condition. Acquisitions may be an important source of new products, technologies, customers, geographies and channels to market. The inability to consummate and integrate new acquisitions on advantageous terms, or the failure to achieve a favorable return on our strategic and other investments, could adversely affect our ability to grow and compete effectively.

Failure to successfully establish and manage acquisitions, collaborations, joint ventures or partnerships could adversely affect our growth.

We also evaluate and enter into collaborations, joint ventures or partnerships from time to time to enhance our research and development efforts or expand our product portfolios and technology. The process of establishing and maintaining collaborative relationships is difficult and time-consuming to negotiate, document and implement. We may not be able to successfully negotiate such arrangements or the terms of the arrangements may not be as favorable as anticipated. Furthermore, our ability to generate revenues from such collaborations will depend on our partners’ abilities and efforts to successfully perform the functions assigned to them in these arrangements and these collaborations may not lead to development or commercialization of products in the most efficient manner, or at all. In addition, from time to time, we have acquired, and we may acquire, only a majority or minority interest in companies and provided or may provide earnouts for the former owners along with the ability, at our option, or obligation, at the former owners’ option, to purchase the minority interests at a future date at an established price. These investments may have additional risks and may not be as efficient as other operations as we may have fiduciary or contractual obligations to the minority investors and may rely on former owners for the continuing operation of the acquired business. If we are unable to successfully establish and manage these collaborative relationships and majority investments it could adversely affect our future growth.

Markets for our products and services are highly competitive, and we may be unable to compete effectively in these markets.

Our products and services, including our consumer products, are offered in highly competitive markets that may be characterized by aggressive price competition and resulting downward pressure on gross margins, frequent introduction of new products and services, short product life cycles, evolving industry standards, continual improvement in product price/performance characteristics, rapid adoption of technological advancements by competitors and price sensitivity on the part of consumers and businesses.

Additionally, our consumer products may compete on the basis of product performance, brand recognition and price. Advertising, promotion, merchandising and packaging also have significant impacts on consumer purchasing decisions. A newly introduced consumer product (whether improved or newly developed) usually encounters intense competition requiring substantial expenditures for advertising, sales promotion and trade merchandising. If a product gains consumer acceptance, it typically requires continued advertising, promotional support and product innovations to maintain its relative market position. If our advertising, marketing and promotional programs are not effective or adequate, our net sales may be negatively impacted.

Some of our competitors are larger than us and have greater financial resources. These competitors may be able to spend more aggressively on advertising and promotional activities, introduce competing products more quickly and respond more effectively to changing business and economic conditions than we can. Competitive activity may require the Company to increase its spending on advertising and promotions and/or reduce prices, which could lead to reduced sales, margins and net earnings.

We may not meet timelines for project development.

The Company’s business is dependent on a number of key inputs and their related costs including raw materials and supplies related to its operations, as well as electricity, water and other utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition operating results, and timelines for project development of the Company. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, operating results, and timelines for project development of the Company.

Product contamination or tampering or issues or concerns with respect to product quality, safety and integrity could adversely affect our business, reputation, financial condition or results of operations.

Product contamination or tampering, the failure to maintain high standards for product quality, safety and integrity, including with respect to raw materials and ingredients obtained from suppliers, or allegations (whether or not valid) of product quality issues, mislabeling, misbranding, spoilage, allergens, adulteration or contamination with respect to products in our portfolio may reduce demand for such products, and cause production and delivery disruptions or increase costs, which could adversely affect our business, reputation, financial condition or results of operations. If any of the products in our portfolio are mislabeled or become unfit for consumption or cause injury, illness or death, or if appropriate resources are not devoted to product quality and safety (particularly as we expand our portfolio into new categories) or to comply with changing product safety requirements, we could decide to, or be required to, recall products and/or we may be subject to liability or government action, which could result in payment of damages or fines, cause certain products to be unavailable for a period of time, result in destruction of product inventory, or result in adverse publicity (whether or not valid), which could reduce consumer demand and brand equity. Moreover, even if allegations of product contamination or tampering or suggestions that our products were not fit for consumption or use are meritless, the negative publicity surrounding assertions against us or products in our portfolio or processes could adversely affect our reputation or brands. Our business could also be adversely affected if consumers lose confidence in product quality, safety and integrity generally, even if such loss of confidence is unrelated to products in our portfolio. Any of the foregoing could adversely affect our business, reputation, financial condition or results of operations. In addition, if we do not have adequate insurance, if we do not have enforceable indemnification from suppliers, manufacturers, distributors, joint venture partners or other third parties or if indemnification is not available, the liability relating to such product claims or disruption as a result of recall efforts could materially adversely affect our business, financial condition or results of operations.

We are subject to credit risk from our customers.

The Company is subject to credit risk of its customers, and its profitability and cash flow are dependent on receipt of timely payments from clients. Any delay in payment by the Company’s customers may have an adverse effect on the Company’s profitability, working capital and cash flow. There is no assurance that the Company will be able to collect all or any of its trade receivables in a timely matter. If any of the Company’s clients face unexpected situations such as financial difficulties, the Company may not be able to receive full or any payment of the uncollected sums or enforce any judgment debts against such clients, and the Company’s business, results of operations and financial condition could be materially and adversely affected. Receivables from selected customers are covered by credit insurance, with a typical coverage amount of 90% of the invoiced amount, but there can be no assurance that such insurance will be available for all of the Company’s customers.

Our sales are often made without long-term commitments, and there can be no assurance that future sales will be sustained.

Sales of our products are often made pursuant to individual purchase orders or contracts and not under long-term commitments. The Company’s clients frequently do not provide any assurance of minimum or future sales and are generally not contractually prohibited from purchasing alternative products from our competitors at any time. Accordingly, we are exposed to competitive pricing pressures on each potential order. Our clients may also engage in the practice of purchasing products from more than one provider to avoid dependence on sole-source suppliers for certain of their needs. The existence of these practices may make it more difficult for us to increase prices, gain new clients and win repeat business from existing clients.

Conflicts of interest may arise between the Company and its officers and directors, which could adversely affect our operations.

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may potentially be engaged in a range of business activities. In addition, its executive officers and directors may potentially devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations.

In addition, we may also become involved in other transactions which conflict with the interests of its directors and officers who may from time to time deal with persons, firms, institutions or corporations with which the Company may be dealing, or which may be seeking investments similar to those the Company desires. The interests of these persons could conflict with the Company’s interests. In addition, from time to time, these persons may be competing with the Company for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, in the event that such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the Company’s directors are required to act honestly, in good faith and in the Company’s best interests.

Our ability to forecast revenues, costs and sales is limited by a number of factors.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources for our products. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

We may also, from time to time, hold finished goods in inventory and such inventory has a shelf life. Finished goods in our inventory includes cannabis products and hand sanitizers that may reach expiration and not be sold. Even though on a regular basis, management reviews the amount of inventory on hand, reviews the remaining shelf life and estimates the time required to manufacture and sell such inventory, write-down of inventory may still be required. Any such write-down of inventory could have a material adverse effect on our business, financial condition, and results of operations.

Because we will rely on our manufacturing operations to produce a significant amount of the cannabis and hemp- based products we expect to sell, disruptions in our manufacturing system or losses of manufacturing certifications could adversely affect our sales and customer relationships.

We own, manage, and operate a manufacturing, processing facility in Sherbrooke, Québec, where we plan to produce all, or nearly all of the cannabis oil that we expect to sell to our customers in Canada. Accordingly, we are highly dependent on the uninterrupted and efficient operation of our facilities. Any significant disruption in our operations at our facilities for any reason, including as a result of regulatory requirements, quality of raw material, equipment failures, natural disasters, fires, accidents, work stoppages, power outages, or other reasons, could disrupt our supply of products to our customers, adversely affecting our sales and customer relationships, and our business financial condition and/or results of operations could be materially adversely affected. Lost sales or increased costs that we may experience during a disruption of operations may not be recoverable under our insurance policies. Additionally, our ability to meet a significant increase in demand for our products, or to supply our customers during a significant disruption, would be dependent on our ability to secure and maintain appropriate third-party manufacturing or supply arrangements. There is no assurance that we would be able to maintain such supply arrangements on terms favourable to us, or at all. Should we fail to maintain such arrangements or to replace them on terms favourable to us, our business, financial condition, and operations would be negatively impacted.

Our future success depends on the sales of our consumer products and turnkey solutions products.

We derive a large portion of our revenues from the sale of our turnkey solutions products and expect to derive an increasing portion of our revenues from the sale of consumer products. Our investments in and strategies used for our brand marketing are critical to achieve brand awareness with current customers, educate potential new customers and convert potential new customers into customers. However, there can be no assurance that our principal products will continue to receive, maintain or increase market acceptance. The inability to successfully commercialize our turnkey solutions and specialty ingredient products, in the future, for any reason, would have a material adverse effect on our financial condition, prospects and ability to continue operations. The overall commercialization success of our products depends on several factors, including:

•	continued market acceptance of our products by the nutraceutical market;

•	the amount of resources devoted by our distribution partners to continue the commercialization efforts of our products in our core geographic markets;

•	maintaining supply of our products to meet the purchase orders of our distribution partners;

•	receipt of regulatory approvals for our products from regulatory agencies in certain territories in which we wish to expand our commercialization efforts;

•	the number of competitors in our market;

•	protecting and enforcing our intellectual property and avoiding patent infringement claims.

Our activities rely on certain third-party suppliers, contract manufacturers and distributors, and such reliance may adversely affect us if the third parties are unable or unwilling to fulfill their obligations.

For our consumer product and nutraceutical activities, we purchase certain important ingredients and raw materials from third-party suppliers and, in certain cases, we engage contract manufacturers to supply us with finished products. Part of our strategy is to enter into and maintain arrangements with third parties related to the development, testing, production, packaging, and commercialization of our products to our customers which are then responsible for the marketing and distribution of the products. Our revenues are dependent to a great extent on the successful efforts of these third parties. Entering into strategic relationships can be a complex process and our interests and the interests of our partners may not be or remain aligned with our interests.

Real or perceived quality control problems with raw materials outsourced from certain regions or finished products manufactured by contract manufacturers could negatively impact consumer confidence in our products or expose us to liability. In addition, disruption in the operations of any such supplier or manufacturer or material increases in the price of raw materials, for any reason, such as changes in economic and political conditions, tariffs, trade disputes, regulatory requirements, import restrictions, loss of certifications, power interruptions, fires, hurricanes, drought or other climate-related events, war, or other events, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Also, currency fluctuations could result in higher costs for raw materials purchased abroad.

Some of our current and future partners may decide to compete with us, refuse or be unable to fulfill or honour their contractual obligations to us, or change their plans to reduce their commitment to, or even abandon, their relationships with us. There can be no assurance that our partners will market our products successfully or that any such third-party collaboration will be on favourable terms. We may not be able to control the amount and timing of resources our partners devote to our products. In addition, we may incur liabilities relating to the distribution and commercialization of our products. While the agreements with such customers generally include customary indemnification provisions indemnifying us for liabilities relating to third-party manufacturing, encapsulation or packaging of our products, there can be no assurance that these indemnification rights will be sufficient in amount, scope or duration to fully offset the potential liabilities associated with our distributors’ handling and use of our products. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition or results of operations.

Insurance coverage, even where available, may not be sufficient to cover losses we may incur.

Our current and expected business activities expose us to the risk of liabilities arising from our operations. For example, we may be liable for claims brought by users of our products or by employees, customers or other third parties for personal injury or property damage occurring in the course of our operations. We seek to minimize these risks through various insurance contracts from third-party insurance carriers. However, our insurance coverage is subject to large individual claim deductibles, individual claim and aggregate policy limits, and other terms and conditions. We retain an insurance risk for the deductible portion of each claim and for any gaps in insurance coverage. We do not view insurance, by itself, as a material mitigant to these business risks.

We cannot assure that our insurance will be sufficient to cover our losses. Any losses that insurance does not substantially cover could have a material adverse effect on our business, results of operations, financial condition and cash flows. The insurance industry has become more selective in offering some types of insurance, such as product liability, product recall, property and directors’ and officers’ liability insurance. Our current insurance program is consistent with both our past level of coverage and our risk management policies. However, we cannot assure that we will be able to obtain comparable insurance coverage on favorable terms, or at all, in the future.

If our risk management methods are not effective, our business, reputation and financial results may be adversely affected.

We have methods to identify, monitor, and manage our risks; however, these methods may not be fully effective. Some of our risk management methods may depend upon evaluation of information regarding markets, customers or other matters that are publicly available or otherwise accessible by us. That information may not in all cases be accurate, complete, up-to-date, or properly evaluated. If our methods are not fully effective or we are not successful in monitoring or evaluating the risks to which we are or may be exposed, our business, reputation, financial condition and operating results could be materially and adversely affected. In addition, our insurance policies may not provide adequate coverage.

Our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, adulteration, unintended harmful side effects, or interactions with other substances, packaging safety, and inadequate or inaccurate labeling disclosure. If any of the products produced by us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. As a result of any such recall, we may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention or damage our reputation and goodwill or that of our products or brands.

Additionally, product recalls may lead to increased scrutiny of our operations by Health Canada and applicable sate authorities, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses. Any product recall affecting the cannabis or hemp industry more broadly, whether or not involving us, could also lead consumers to lose confidence in the safety and security of the products sold by license holders generally.

Although we have detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our significant brands were subject to recall, the image of that brand and the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on the results of operations and financial condition of the Company. Product recalls may also lead to increased scrutiny of the Company’s operations by the FDA or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

Our manufacturers may be unable to comply with cGMP requirements.

All manufacturers and suppliers of over-the-counter products must comply with applicable current Good Manufacturing Practices regulations (“cGMP”) enforced by the FDA for the manufacture of the Company’s products, which are enforced by the FDA through its facilities inspection program. The FDA may conduct inspections of the Company’s third-party manufacturers to assure they are in compliance with such regulations. These cGMP requirements include quality control, quality assurance and the maintenance of records and documentation, among other items. The Company’s manufacturers may be unable to comply with these cGMP requirements and with other regulatory requirements. A failure to comply with these requirements may result in fines, product recalls or seizures and related publicity requirements, injunctions, total or partial suspension of production, civil penalties, warning or untitled letters, import or export bans or restrictions, and criminal prosecution and penalties. Any of these penalties could delay or prevent the promotion, marketing, or sale of the Company’s products. If the safety of any products supplied to the Company is compromised due to a third-party manufacturer’s failure to adhere to applicable laws or for other reasons, the Company may not be able to successfully sell its products. The Company cannot assure you that its third-party manufacturers will continue to reliably supply products to the Company at the levels of quality, or the quantities, the Company requires, and in compliance with applicable laws and regulations, including cGMP requirements.

The public health crisis may end while we have excess inventory of our Thermometers.

We intend to sell our Thermometers without FDA premarket clearance or approval during the public health crisis, which is permitted by the FDA pursuant to an enforcement discretion policy in effect during the COVID-19 pandemic to the extent the products comply with certain expectations of the FDA as espoused in the FDA’s policy. The U.S. Secretary of Health and Human Services may declare that the public health crisis has concluded at which time, all exemptions including the exemption that allows us to sell our Thermometers without FDA premarket clearance or approval may also conclude. The Secretary may make such declaration at any time and without public warning or notice. If such declaration is made, it may immediately snap back requirements that we cannot meet without regulatory clearances or approvals. Without such regulatory clearances or approvals, we may be left with excess inventory that we will not be able to sell which could negatively affect the future earnings of our business.

The FDA may declare that ethanol is not generally recognized as safe and effective for use in Hand Sanitizers like ours.

We intend to manufacture at least one type of Hand Sanitizer according to the 1994 Tentative Final Monograph. But ethanol has been designated a Category IIISE active ingredient. Category IIISE active ingredients may be marketed and sold under such designation until the FDA determines whether the active ingredient is safe and effective. Through an administrative process, the FDA may determine that ethanol for use in hand sanitizers is safe and effective and re-designate as a Category I. In the alternative, the FDA may determine that ethanol is not safe and effective and re-designate ethanol as a Category II. If ethanol is re-designated as a Category II active ingredient, ethanol cannot be marketed and sold in hand sanitizers. If one or more of our types of Hand Sanitizers cannot be sold under the 1994 Tentative Final Monograph, we may be required to immediately stop all sales and recall remaining Hand Sanitizers which would cause us to have excess inventory that we will not be able to sell and could negatively affect the future earnings of our business.

If we are not able to sell our Thermometers after the public health crisis ends, there is no guarantee that the FDA will grant our Thermometers the necessary 510(k) clearance to continue to market and sell the Thermometers, which would adversely affect our ability to grow our business.

Without the public health crisis in effect, thermometers like ours would likely require affirmative marketing authorization granted by the FDA. The FDA may not approve or clear our Thermometers for the indications that are necessary or desirable for successful commercialization. Indeed, the FDA may altogether refuse our requests for 510(k) clearance, de novo reclassification or PMA for our Thermometers should we apply for the necessary regulatory approval or clearance.

Even if our Thermometers are cleared or approved by the FDA, modifications to our Thermometers may require new regulatory clearances or approvals, or may require us to recall or cease marketing it until the necessary clearances or approvals are obtained.

Any modifications to our Thermometers following marketing authorization in the United States, if any, may require new regulatory approvals or clearances such as 510(k) clearances or premarket approvals, or require us to recall or cease marketing the modified devices until these clearances or approvals are obtained. Any modification to a 510(k)-cleared device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, requires a new 510(k) clearance or, possibly, a PMA. The FDA requires device manufacturers to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance. A manufacturer may determine that a modification could not significantly affect safety or efficacy and does not represent a major change in its intended use, so that no new 510(k) clearance is necessary. However, the FDA can review a manufacturer’s decision and may disagree. The FDA may also on its own initiative determine that a new clearance or approval is required. We may make modifications to our Thermometers in the future that we believe do not or will not require additional clearances or approvals. Further, our products could be subject to recall if we or the FDA determines, for any reason, that our products are not safe or effective or do not otherwise comply with regulatory requirements. Any recall or FDA requirement that we seek additional approvals or clearances could result in significant delays, fines, increased costs associated with modification of a product, loss of revenue, enforcement actions and potential operating restrictions imposed by the FDA.

Our Thermometers or Hand Sanitizers may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of certain commercialized products in the event of material deficiencies or defects in design or manufacture or a public health/safety issue. In the case of the FDA’s authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. We may also choose to voluntarily recall a device or drug, as defined by the FDA. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Once marketed, recalls of any of our products, including our Thermometers or Hand Sanitizers, would divert managerial and financial resources and have an adverse effect on our business, financial condition and results of operations. FDA requires that certain classifications of medical device recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to make a report to the FDA of any correction or removal of a medical device if the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of the Food, Drug and Cosmetic Act caused by the Thermometers or Hand Sanitizers which may present a risk to health. Even if the voluntary recalls are not reportable to FDA, companies are required to maintain certain records of recalls. We may initiate voluntary recalls involving our products in the future that we determine do not require us to notify the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action against us based on our failure conduct or report the recalls when they were conducted.

Competing forms of health products designed to support skin and wound sanitizing may be more desirable to consumers or may make our products obsolete.

There are currently many different consumer health products designed for skin and wound sanitizing that are being marketed to our potential customers. Further development of any of these types of products may lead to advancements in technology that may make our Hand Sanitizers obsolete. Consumers may prefer alternative products. We cannot guarantee that consumer health products designed for skin and wound sanitizing who will be purchasing our product will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products may substantially impact our business reducing our ability to commence or sustain generating revenues.

We are subject to foreign currency fluctuations, which could adversely affect our financial results.

We are exposed to the financial risk related to the fluctuation of foreign exchange rates and the degrees of volatility of those rates. Currency risk relates to the portion of our business transactions denominated in currencies other than the Canadian dollar.

During Fiscal 2020, approximately 35% of our revenues were in U.S. dollars, and a significant portion of our expenses, including the purchase of raw materials, were in U.S. dollars. If the values of foreign currencies including the United States dollar and Euro fluctuate significantly more than expected in the foreign exchange markets, our operating results and financial condition may be adversely affected.

We must successfully maintain and/or upgrade our information technology systems, and our failure to do so could have a material adverse effect on our business, financial condition or results of operations.

We rely on various information technology systems to manage our operations. Over the last several years, we have implemented, and we continue to implement, modifications and upgrades to such systems, including changes to legacy systems, replacing legacy systems with successor systems with new functionality, and acquiring new systems with new functionality. These types of activities subject us to inherent costs and risks associated with replacing and changing these systems, including impairment of our ability to fulfill customer orders, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems into our current systems. These implementations, modifications, and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, the difficulties with implementing new technology systems may cause disruptions in our business operations and have a material adverse effect on our business, financial condition, or results of operations.

We may be exposed to risks and costs associated with security breaches, data loss, credit card fraud and identity theft that could cause us to incur unexpected expenses and loss of revenue as well as other risks.

The protection of customer, employee, suppliers and other business data is critical to us. Federal, state, provincial and international laws and regulations govern the collection, retention, sharing, and security of data that we receive from and about our employees, customers and suppliers. The regulatory environment surrounding information security and privacy has been increasingly demanding in recent years and may see the imposition of new and additional requirements by provincial, state, and federal governments as well as foreign jurisdictions in which we do business. Compliance with these requirements may result in cost increases due to necessary systems changes and the development of new processes to meet these requirements by us. In addition, customers have a high expectation that we will adequately protect their personal information. If we or our service providers fail to comply with these laws and regulations, or experience a significant breach of customer, employee, supplier or other company data, our reputation could be damaged and result in an increase in service charges, suspension of service, lost sales, fines or lawsuits.

The use of credit payment systems makes us more susceptible to a risk of loss in connection with these issues, particularly with respect to an external security breach of customer information controlled by us, or by third parties under arrangements with us (including those with whom we have strategic alliances). A portion of our sales require the collection of certain customer data, such as credit card information. In order for our sales channel to function, we and other parties involved in processing customer transactions must be able to transmit confidential information, including credit card information, securely over public networks. In the event of a security breach, theft, leakage, accidental release or other illegal activity with respect to employee, customer, supplier or other company data, we could become subject to various claims, including those arising out of thefts and fraudulent transactions, and may also result in the suspension of credit card services. This could cause consumers to lose confidence in our security measures, harm our reputation as well as divert management attention, and expose us to potentially unreserved claims and litigation. Any loss in connection with these types of claims could be substantial. In addition, if our electronic payment systems are damaged or cease to function properly, we may have to make significant investments to fix or replace them, and we may suffer interruptions in our operations in the interim. In addition, we are reliant on these systems, not only to protect the security of the information stored, but also to appropriately track and record data. Any failures or inadequacies in these systems could expose us to significant unreserved losses, which could materially and adversely affect our earnings and the market price of securities. Our brand reputation would likely be damaged as well.

If we fail to comply with data protection laws in the U.S. and abroad, we may be subject to fines, penalties and other costs.

Recently, there has been heightened regulatory and enforcement focus on data protection in the U.S. (at both the state and federal level) and abroad, and an actual or alleged failure to comply with applicable U.S. or foreign data protection regulations or other data protection standards may expose us to litigation (including, in some instances, class action litigation), fines, sanctions or other penalties, which could harm our reputation and adversely impact our business, results of operations and financial condition. This regulatory environment is increasingly challenging and may present material obligations and risks to our business, including significantly expanded compliance burdens, costs and enforcement risks. For example, the European Union’s General Data Protection Regulation (“GDPR”), which became effective in May 2018, greatly increases the jurisdictional reach of EU law and adds a broad array of requirements related to personal data, including individual notice and opt-out preferences and the public disclosure of significant data breaches. Additionally, violations of the GDPR can result in fines of as much as 4% of a company’s annual revenue. Other governments have enacted or are enacting similar data protection laws, including data localization laws that require data to stay within their borders. Beginning in 2020, we will also be required to comply with certain additional requirements under the California Consumer Privacy Act. All of these evolving compliance and operational requirements, as well as the uncertain interpretation and enforcement of laws, impose significant costs and regulatory risks that are likely to increase over time. Our failure to comply with these evolving regulations could expose us to fines, penalties and other costs that could adversely impact our financial results

Increasing awareness of health and wellness are driving changes in the consumer products industry, and if we are unable to react in a timely and cost-effective manner, our results of operations and future growth may be adversely affected.

We must continually anticipate and react, in a timely and cost-effective manner, to changes in consumer preferences and demands, including changes in demand driven by increasing awareness of health and wellness and demands for transparency or cleaner labels with respect to product ingredients by consumers and regulators. Consumers, especially in developed economies such as the U.S. and Canada, are rapidly shifting away from products containing artificial ingredients to all-natural, healthier alternatives. In addition, there has been a growing demand by consumers, non-governmental organizations and, to a lesser extent, governmental agencies to provide more transparency in product labeling and our customers have been taking steps to address this demand, including by voluntarily providing product-specific ingredients disclosure. These two trends could affect the types and volumes of our ingredients and compounds that our customers include in their consumer product offerings and, therefore, affect the demand for our products. If we are unable to react to or anticipate these trends in a timely and cost-effective manner, our results of operations and future growth may be adversely affected

We are required to make estimates and assumptions in the preparation of our financial statements.

The preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, as provided in the notes accompanying its financial statements, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. The Company’s operating results may be adversely affected if the assumptions change or if actual circumstances differ from those in the assumptions, which could cause the Company’s operating results to fall below the expectations of securities analysts and investors, resulting in a decline in the share price of the Company. Critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements include the following: assessing revenue recognition, including as related to principal versus agent arrangements, assessing the recognition of contingent liabilities, which requires judgment in evaluating whether there is a probable outflow of economic benefits that will be required to settle matters subject to litigation, assessing if performance criteria on options and Deferred Share Units (“DSU”) will be achieved in measuring the stock-based compensation expense, assessing the fair value of services rendered in exchange of warrants, assessing the recognition period to be used in recording stock-based compensation that is based on market and non-market conditions, as well as bonuses that are based on achievement of market capitalization targets, and assessing the criteria for recognition of tax assets. Assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year include the following: estimating the recoverable amount of non- financial assets, estimating the fair value of bonus and options that are based on market and non-market conditions, estimating the fair value of the identifiable assets acquired, liabilities assumed and consideration transferred of the acquired business, including the related contingent consideration, and estimating the litigation provision as it depends upon the outcome of proceedings.

We are subject to taxation in multiple jurisdictions, and changes in taxation may impact our earnings.

The Company will operate and will be subject to income tax and other forms of taxation (which are not based upon income) in multiple tax jurisdictions. Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates is also subject to change. Therefore, the Company’s earnings may be impacted by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. The Company may have exposure to greater than anticipated tax liabilities or expenses. The Company will be subject to income taxes and non- income taxes in a variety of jurisdictions and its tax structure is subject to review by both domestic and foreign taxation authorities and the determination of the Company’s provision for income taxes and other tax liabilities will require significant judgment.

We are subject to anti-money laundering laws and regulations in multiple jurisdictions, which include restrictions on cannabis-related businesses.

The Company will be subject to a variety of laws and regulations domestically and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), as amended and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

In February 2014, the Financial Crimes Enforcement Network (“FCEN”) of the U.S. Department of the Treasury issued a memorandum providing instructions to banks seeking to provide services to marijuana related businesses (the “FCEN Memo”). The FCEN Memo states that in some circumstances, it may not be appropriate to prosecute banks that provide services to marijuana-related businesses for violations of federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA. It is unclear at this time whether the current administration will follow the guidelines of the FCEN Memo. Under U.S. federal law, banks, or other financial institutions that provide a cannabis-related business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding, and abetting, or conspiracy.

If any of the Company’s investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States or Canada were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada. Furthermore, while the Company has no current intention to declare or pay dividends on its Common Shares in the foreseeable future, the Company may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Laws in the United States may make it difficult for us to open bank accounts for our business.

Since the production and possession of cannabis is currently illegal under U.S. federal law, it is possible that banks may refuse to open bank accounts for the deposit of funds from businesses involved with the cannabis industry. Similarly, because the 2018 Farm Bill has not yet been fully implemented; the Company relies on exemptions promulgated pursuant to the 2014 Farm Bill; and the FDA continues to assert that CBD cannot be added to food or dietary supplements, it is possible that banks may refuse to open bank accounts for the deposit of funds related to the Company’s hemp operations. The inability to open bank accounts with certain institutions could materially and adversely affect the business of the Company.

We are party to and may become party to future litigation and regulatory proceedings.

We are party to existing litigation cases and could become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which Neptune is or becomes involved be decided against us, such a decision could adversely affect our ability to continue operating and the market price for the Common Shares and could require the use of significant resources. Even if Neptune is involved in litigation and is successful, litigation can redirect significant company resources and attention away from our business and may have a material adverse effect on our business, financial condition, financial performance or financial prospects.

Moreover, from time to time, the Company may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom it does business and other proceedings arising in the ordinary course of business. The Company will evaluate its exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on the Company’s financial results.

Significant uncertainty remains with respect to the future impact of COVID-19 on our business.

Depending on the duration and severity of the current COVID-19 pandemic, it may also have the effect of heightening many of the other risks in this Prospectus, such as risks relating to the successful completion of our growth and expansion projects, including our ability to obtain regulatory approvals on the expected timelines or at all; our ability to maintain adequate internal controls in the event that our employees are restricted from accessing our regular offices for a significant period of time; and restricted access to capital and increased borrowing costs.

Catastrophic events outside of our control, including pandemics, may harm our results of operations or damage our facilities.

A catastrophic event where we have our operations, offices or manufacturing facilities, such as an earthquake, tsunami, flood, typhoon, fire, power disruption or other natural or manmade disaster, computer virus, cyber attack, terrorist attack, war, riot, civil unrest or other conflict, or an outbreak of a public health crisis including epidemics, pandemics (such as COVID-19) or outbreaks of new infectious diseases or viruses, as well as related events that can result in volatility and disruption to global supply chains, operations, mobility of people, patterns of consumption and service, and the financial markets. A catastrophic event where Neptune has important operations could disrupt the Company’s operations or those of its contractors and impair production or distribution of its products, damage inventory, interrupt critical functions or otherwise negatively affect its business, harming Neptune’s results of operations.

We may be negatively impacted by the value of our intangible assets.

We are required to review the carrying value of our intangible assets for impairment annually or when events change. Intangible assets include net book value of product rights, trademarks and process know-how covered by certain patented and non-patented information, non-compete agreements, customer relationships, farmer relationships, patents, licence agreements, website and trademarks, and computer software. Management reviews the carrying value based on projected future results. If events such as generic competition or inability to manufacture or obtain supply of product occur that may cause sales of the related products to decline, we adjust the projected results accordingly. Any impairment in the carrying value results in a write-down of the intangible asset that is charged to income during the period in which the impairment is determined. Any write-down of intangible assets may have a material adverse effect on our results of operations in the period in which the write-down occurs.

Our commercial success depends, in part, on our intellectual property rights.

Our success depends in part on our ability to develop products, obtain patents, protect our trade secrets and operate without infringing third-party exclusive rights or without others infringing our exclusive rights or those granted to us under license. The patent position of a corporation is generally uncertain and involves complex legal, factual and scientific issues, several of which remain unresolved. We do not know whether we will be able to develop other patentable proprietary technology and/or products. Furthermore, we cannot be completely certain that our future patents, if any, will provide a definitive and competitive advantage or afford protection against competitors with similar technology. Furthermore, we cannot give any assurance that such patents will not be challenged or circumvented by others using alternative technology or whether existing third-party patents will prevent us from marketing our products. In addition, competitors or potential competitors may independently develop, or have independently developed products as effective as ours or invent or have invented other products based on our patented products.

If third-party licenses are required, we may not be able to obtain them, or if obtainable, they may not be available on reasonable terms. Furthermore, we could develop or obtain alternative technologies related to third-party patents that may inadvertently cover its products. Inability to obtain such licenses or alternative technologies could delay the market launch of certain of our products, or even prevent us from developing, manufacturing or selling certain products. In addition, we could incur significant costs in defending ourselves in patent infringement proceedings initiated against us or in bringing infringement proceedings against others.

In some cases, we cannot determine with any certainty whether we have priority of invention in relation to any new product or new process covered by a patent application or if we were the first to file a patent application for any such new invention. Furthermore, in the event of patent litigation there can be no assurance that our patents would be held valid or enforceable by a court of competent jurisdiction or that a court would rule that the competitor’s products or technologies constitute patent infringement.

Moreover, part of our technological know-how constitutes trade secrets. We require that our employees, consultants, advisers and collaborators sign confidentiality agreements. However, these agreements may not provide adequate protection in the event of unauthorized use or disclosure of our trade secrets, know-how or other proprietary information.

Claims that our technology or products infringe on intellectual property rights of others could be costly to defend or settle, could cause reputational injury and would divert the attention of our management and key personnel, which in turn could have a material adverse effect on our business, results of operations, financial condition and cash flows.

A failure by us to protect our intellectual property may have a material adverse effect on our ability to develop and commercialize our products.

We will be able to protect our intellectual property rights from unauthorized use by third parties only to the extent that our intellectual property rights are covered and protected by valid and enforceable patents or are effectively maintained as trade secrets. We try to protect our intellectual property position by, among other things, filing patent applications related to our proprietary technologies, inventions and improvements that are important to the development of our business. The United States Patent and Trademark Office (“USPTO”) released a policy on May 2, 2019 clarifying that, with certain exceptions, USPTO will accept applications for trademarks for products that meet the definition of hemp. It is possible that USTPO changes this policy or later takes the position that the current policy does not apply to the Company’s products. Accordingly, there is risk certain intellectual property may not be afforded trademark protection. The inability to protect intellectual property could have a material adverse effect on our business, operations, and financial condition.

Because the patent position of companies involves complex legal and factual questions, the issuance, scope, validity, and enforceability of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated, re-examined or circumvented. If our patents are invalidated or found to be unenforceable, we would lose the ability to exclude others from making, using or selling the inventions claimed. Moreover, an issued patent does not guarantee us the right to use the patented technology or commercialize a product using that technology. Third parties may have blocking patents that could be used to prevent us from developing our product candidates, selling our products or commercializing our patented technology. As a result, patents that we own may not allow us to exploit the rights conferred by our intellectual property protection.

We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties who have access to such confidential information, such as our current and prospective suppliers, distributors, manufacturers, commercial partners, employees and consultants. Any of these parties may breach the agreements and disclose confidential information to our competitors. It is possible that a competitor will make unauthorized use of such information, and that our competitive position could be disadvantaged.

Enforcing a claim that a third party infringes on, or is using, an illegally obtained intellectual property right, including a trade secret or know-how, is expensive and time-consuming and the outcome is unpredictable. In addition, enforcing such a claim could divert management’s attention from our business. If any intellectual property right was to be infringed by, disclosed to or independently developed by a competitor, our competitive position could be harmed. Any adverse outcome of such litigation or settlement of such a dispute could subject us to significant liabilities, could put one or more of our patents at risk of being invalidated or interpreted narrowly, could put one or more of our pending patent applications at risk of not issuing, or could facilitate the entry of generic products. Any such litigation could also divert our research, technical and management personnel from their normal responsibilities.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, confidential information may be disclosed, inadvertently or as ordered by the court, in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure would provide our competitors with access to our proprietary information and may harm our competitive position.

We are subject to risks inherent to the nutraceutical industry.

In December 2006, the U.S. Congress passed legislation requiring companies that manufacture or distribute dietary supplements to report serious adverse events allegedly associated with their products to the U.S. FDA and institute recordkeeping procedures for all alleged adverse events (serious and non-serious). The legislation requires manufacturers and distributors of dietary supplements to report to the U.S. FDA any serious adverse event reports received, even if the party making the report provides no medical or other information to the manufacturer or distributor. There is a risk that consumers, the press or government regulators could misinterpret adverse event reports as evidence of causation by the ingredient or product complained of, which could lead to consumer confusion, damage to our reputation, banned or recalled ingredients or products, increased insurance costs, class action litigation and a potential increase in product liability litigation, among other things. Distribution of our products outside Canada and the United States is also subject to comprehensive government regulation. Regulations, specifically requirements in respect of product releases on the market and the time involved in respect of regulatory assessment and the sanctions imposed in the event of infringement vary from country to country. No assurance can be given that we will obtain the requisite approvals in the relevant countries or that we will not incur significant expense in obtaining regulatory approvals or maintaining them in effect. In addition, on February 11, 2019, the FDA announced that it intends to modernize its laws and regulations governing dietary supplements. Any such changes may have a material effect on the Company.

We are heavily dependent on the export of products to the United States. The U.S. FDA is able to block the import entry of any product that “appears” to violate U.S. law, which represents a low evidentiary standard for the U.S. FDA. Future changes in U.S. requirements and interpretations of those requirements, coupled with the “appears” to violate the law standard for refusing entry of imported products, increases the possibility that our products may not have full access to the U.S. market and poses additional risks to our business.

Our inability to maintain our regulatory approvals and permits could adversely affect our business and financial results.

The Company is required to obtain and maintain certain federal and state permits, licenses and approvals in the jurisdictions where its products are manufactured and/or sold. There can be no assurance that the Company will be able to obtain or maintain necessary licenses, permits or approvals. Any material delay or inability to receive these items is likely to delay and/or inhibit the Company’s ability to conduct its business, and would have an adverse effect on its business, financial condition and results of operations.

Risks Associated with a Change in U.S. Administrations.

As a result of the United States presidential election, which occurred on November 3, 2020, and subsequent senate runoff elections, there has been a change in control of the executive and legislative branches of the U.S. government. Changes in federal policy, including tax policies, and at regulatory agencies occur over time through policy and personnel changes following elections, which lead to changes involving the level of oversight and regulation over the sectors in which the Company operates. The nature, timing and economic and political effects of potential changes to the current legal and regulatory frameworks affecting the Company remain highly uncertain. Uncertainty surrounding future changes may adversely affect the Company’s business, financial condition and operations.

Risks Related to the Cannabis Industry

Limited standardized research on the effect of cannabis.

To date, there is limited standardization in the research of the effects of cannabis, and future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis. Research in Canada, the United States and internationally regarding the medical benefits, viability, safety, efficacy and dosing of cannabis or isolated cannabinoids (such as CBD and THC) remains in relatively early stages.

Future research and clinical trials may draw opposing conclusions to statements in this prospectus or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to cannabis, which could adversely affect social acceptance of cannabis and the demand for our products.

The cannabis industry and market are relatively new in Canada, and this industry and market may not continue to exist or develop as anticipated or we may ultimately be unable to succeed in this industry and market.

As a license holder authorized to process cannabis, we will be operating our business in a relatively new industry and market, and our success in the cannabis market will depend in part on our ability to attract and retain customers. In addition to being subject to general business risks applicable to a business involving an agricultural product and a regulated consumer product, we will need to make significant investments in our business strategy. These investments include the procurement of high value raw material, extraction equipment, site improvements and research and development projects. We expect that competitors will undertake similar investments to compete with us. Competitive conditions, consumer preferences, customer requirements and spending patterns in this industry and market are relatively unknown and may have unique circumstances that differ from other existing industries and markets and cause our future efforts to develop our business to be unsuccessful or to have undesired consequences for us. As a result, we may not be successful in our efforts to attract customers or to develop new cannabis products and produce and distribute these cannabis products, or these activities may require significantly more resources than we currently anticipate in order to be successful.

We will compete for market share with other companies licensed by Health Canada, some of which may have longer operating histories and more financial resources and manufacturing and marketing experience than we have.

As a holder of a license for standard processing, we expect to face competition from license holders and other potential competitors which may have longer operating histories and more financial resources and manufacturing and marketing experience than we have. In addition, it is possible that the cannabis industry will undergo consolidation, creating larger companies with financial resources, manufacturing and marketing capabilities and product offerings much greater than ours. As a result of this competition, we may be unable to develop our operations as currently proposed, on terms we consider acceptable, or at all.

There are currently a significant number of applications for cannabis licenses being processed by Health Canada. The number of licenses granted and the number of license holders ultimately authorized by Health Canada could have an adverse impact on our ability to compete for market share in Canada’s cannabis industry. We expect to face competition from new market entrants that are granted licenses under the Cannabis Act or existing license holders that are not yet active in the industry. If a significant number of new licenses are granted by Health Canada, we expect increased competition for market share and the competition may place downward price pressure on cannabis products as new entrants may increase extraction, purification and formulation capacity.

As a holder of a license for standard processing, we may also face competition from unlicensed and unregulated market participants, including individuals or groups that are able to process cannabis without a license and illegal dispensaries and black-market participants selling cannabis and cannabis-based products in Canada. These competitors may be able to offer products with higher concentrations of active ingredients than we may be authorized to produce and sell and using delivery methods, including edibles, concentrates and vaporizers, that we will be prohibited from currently offering to individuals in Canada. The competition presented by these participants, and any unwillingness by consumers currently utilizing these unlicensed distribution channels to begin purchasing from license holders for any reason, or any inability of law enforcement authorities to enforce existing laws prohibiting the unlicensed cultivation and sale of cannabis and cannabis-based products, could adversely affect the licit cannabis market, result in increased competition through the black market for cannabis, or may have an adverse impact on the public perception of cannabis use and licensed cannabis producers.

In addition, the Cannabis Act permits consumers in Canada to produce a limited amount of cannabis for their own medical or adult recreational purposes or to designate a person to produce a limited amount of cannabis on their behalf for medical purposes. Widespread reliance upon this allowance could reduce the current or future consumer demand for cannabis from license holders.

If the number of users of cannabis in Canada increases, the demand for products will increase. This could result in the competition in the cannabis industry becoming more intense as current and future competitors begin to offer an increasing number of diversified cannabis products. Conversely, if there is a contraction in the market for cannabis in Canada, competition for market share may increase. To remain competitive, we intend to invest in research and development; however, we may not have sufficient resources to establish research and development efforts on a competitive basis.

Our activities and resources in the Canadian cannabis industry rely on a single facility.

To date, our activities and resources in the Canadian cannabis industry have been primarily focused on our facility located in Sherbrooke, Québec, and we will continue to focus on such facility for the foreseeable future. Adverse changes or developments affecting this facility could have a material and adverse effect on our business and financial condition.

We may be unable to attract or retain key personnel with sufficient experience in the cannabis industry, and we may be unable to attract, develop and retain additional employees required for our development and future success.

Our success will be largely dependent on the performance of our management team and certain employees and our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. The loss of the services of any key personnel, or an inability to attract other suitably qualified persons when needed, could prevent us from executing on our business plan and strategy, and we may be unable to find adequate replacements on a timely basis, or at all.

Each director and officer of a company that holds a license is subject to the requirement to obtain and maintain a security clearance from Health Canada. Under the Cannabis Act, certain additional key personnel are required to obtain and maintain a security clearance. Under the Cannabis Act, a security clearance cannot be valid for more than five years and must be renewed before the expiry of a current security clearance. There is no assurance that any of our existing personnel who presently or may in the future require a security clearance will be able to obtain or renew such clearances or that new personnel who require a security clearance will be able to obtain one. A failure by an individual in a key operational position to maintain or renew his or her security clearance could result in a reduction or complete suspension of our operations. In addition, if an individual in a key operational position leaves us, and we are unable to find a suitable replacement who is able to obtain a security clearance in a timely manner, or at all, we may not be able to conduct our operations at planned production volume levels or at all.

Unfavorable publicity or consumer perception regarding the cannabis industry could decrease demand for our products and adversely impact our operating results.

We believe the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of cannabis and related products distributed to such consumers. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and the business, results of operations, financial condition and cash flows of the Company. Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company, the demand for our products, and the business, results of operations, financial condition and cash flows of the Company.

Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis and related products in general, or our products specifically, or associating the consumption of cannabis or related products with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to the Company and our activities, whether true or not. Although we believe that we operate in a manner that is respectful to all stakeholders and that we take care in protecting our image and reputation, we do not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

We are subject to risks inherent to suppliers in an agricultural business, including the risk of crop failure.

Cannabis is an agricultural product. As such, its supply is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases, and similar agricultural risks. There can be no assurance that natural elements, such as insects and plant diseases, will not interrupt production activities with our suppliers and partners and have an adverse effect on our business.

We rely on third parties for our supply of cannabis.

We do not cultivate cannabis to supply ourselves with cannabis leaves, flowers and trim to operate our extraction business. We currently obtain cannabis from third parties in amounts sufficient to operate our extraction business. However, there can be no assurance that there will continue to be a supply of cannabis available for us to process or purchase a sufficient amount of cannabis to operate our business. Additionally, the price of cannabis may rise which would increase our cost of goods. If we are unable to acquire the cannabis required to operate our extraction business or if the price of cannabis increases, it could have a material adverse impact on our business, our financial condition and results from operations.

If any of our key suppliers fails to provide inputs meeting our quality standards, we may need to source cannabis, equipment or other inputs from other suppliers, which may result in additional costs and delay in the delivery of our products and services to our clients. There is no assurance that our suppliers will be able to supply and deliver the required materials to us in a timely manner or that the materials they will not be defective or substandard. Any delay in the delivery of materials, or any defect in the materials, supplied to the Company may materially and adversely affect or delay its production schedule and affect its product quality. If we cannot secure materials of similar quality and at reasonable prices from alternative suppliers in a timely manner, or at all, we may not be able to deliver its products to our clients on time with required quality. The Company’s suppliers, service providers and distributors may elect, at any time, to breach or otherwise cease to participate in supply, service or distribution agreements, or other relationships, upon which our operations rely. Loss of its suppliers, service providers or distributors would have a material adverse effect on the Company’s business and operational results.

We may not be able to transport our cannabis products to customers in a safe and efficient manner.

We will depend on fast and efficient third-party transportation services to distribute our cannabis products. Any prolonged disruption of third-party transportation services could have a material adverse effect on our sales volumes or our end users’ satisfaction with our services. Rising costs associated with third-party transportation services used by us to ship our products may also adversely impact our profitability, and more generally our business, financial condition and results of operations.

The security of products during transportation will be of the utmost concern. A breach of security during transport or delivery could result in the loss of high-value product. A failure to take steps necessary to ensure the safekeeping of cannabis could also have an impact on our ability to operate under our license(s), to renew or receive amendments to such licenses, or to receive required new licenses.

Our cannabis products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, adulteration, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the cannabis products produced by us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. As a result of any such recall, we may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention or damage our reputation and goodwill or that of our products or brands.

Additionally, product recalls may lead to increased scrutiny of our operations by Health Canada, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses. Any product recall affecting the cannabis industry more broadly, whether or not involving us, could also lead consumers to lose confidence in the safety and security of the products sold by license holders generally.

We may be subject to product liability claims or regulatory action.

As a manufacturer and distributor of products which are ingested by humans, we face the risk of exposure to product liability claims, regulatory action, and litigation if products we produce are alleged to have caused loss or injury. We may be subject to these types of claims due to allegations that our products caused or contributed to injury or illness, failed to include adequate instructions for use, or failed to include adequate warnings concerning possible side effects or interactions with other substances. This risk is exacerbated by the fact that cannabis use may increase the risk of experiencing adverse events or other side effects. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could also occur. In addition, the manufacture and sale of cannabis products, like the manufacture and sale of any ingested product, involves a risk of injury to consumers due to tampering by unauthorized third parties or product contamination. We may have to recall cannabis products we produce as a result of potential contamination and quality assurance concerns. A product liability claim or regulatory action against us could result in increased costs and could adversely affect our reputation and goodwill with our customers. There can be no assurance that we will be able to obtain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could result in us becoming subject to significant liabilities that are uninsured.

The tax burden related to our expected cannabis and hemp-related activities is still uncertain.

Tax regimes, including excise taxes and sales taxes, can disproportionately affect the price of our products, or disproportionately affect the relative price of our products versus other cannabis and hemp-based products. Because our expected products are targeted at the premium cannabis market, tax regimes based on sales price can place us at a competitive disadvantage in certain price-sensitive markets. As a result, our volume and profitability may be adversely affected in these markets.

Additionally, the Company may incur significant tax liabilities if the U.S. Internal Revenue Service (“IRS”) continues to determine that certain expenses of businesses working with the cannabis plant are not permitted tax deductions under section 280E of the U.S. Internal Revenue Code of 1986, as amended (“Code”). Section 280E of the Code prohibits businesses from deducting certain expenses associated with trafficking controlled substances

(within the meaning of Schedule I and II of the CSA). The IRS has invoked section 280E of the Code in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of section 280E of the Code favorable to cannabis businesses.

Canadian Regulatory Risks

We must comply with requirements for licenses and permits in Canada and the failure to maintain these could adversely affect our operations.

Certain operations of the Company require it to obtain licenses for the production and distribution of cannabis products, and in some cases, renewals of existing licenses from, and the issuance of permits by Health Canada. The Company believes that it currently holds or has applied for all necessary licenses and permits to carry on the activities which it is currently conducting under applicable laws and regulations. In addition, the Company will apply for, as the need arises, all necessary licenses and permits to carry on the activities it expects to conduct in the future. However, the ability of the Company to obtain, sustain or renew any such licenses and permits on acceptable terms, or at all, is subject to changes in regulations and policies and to the sole discretion of the applicable authorities or other governmental agencies. Any loss of interest in any such required license or permit, or the failure of any governmental authority to issue or renew such licenses or permits upon acceptable terms, or at all, would have a material adverse effect on the business, financial condition, and results of the operations of the Company.

As a holder of a license for standard processing, we will be subject to ongoing inspections by Health Canada to monitor our compliance with its licensing requirements. Our license(s) that we obtained, or may in the future obtain, in Canada may be revoked or restricted at any time in the event that we are found not to be in compliance. Should we fail to comply with the applicable regulatory requirements or with conditions set out under our license(s), should our license(s) not be renewed when required, or be renewed on different terms, or should our license(s) be revoked, we may not be able to produce, process or distribute cannabis products.

We operate in Canada out of our existing facility located in Sherbrooke, Québec, which is required to comply with Health Canada requirements. Our facility is therefore subject to the adherence of ongoing standards and thresholds in order to maintain the appropriate certificate. Although the Company believes it will continue to meet such ongoing requirements, there is no guarantee that the required certification will be maintained. Any loss in certification would have a material adverse effect on the business, financial condition, and results of the operations of the Company.

Our current license with Health Canada expires on January 4, 2022. Prior to the expiration, we must submit to Health Canada an application for renewal of such license. There can be no assurance that we will be able to renew our existing license and any failure to renew such license would have a material adverse impact on our business, financial condition, and operating results.

The adult use cannabis industry and regulations governing the industry are still developing.

Cannabis for adult use only became legal in Canada in late 2018. As a result, the industry and the regulations governing the industry are rapidly developing. If they develop in ways that differ from the Company’s expectations, the business and results of operations may be adversely impacted.

In addition, regulations are continuing to be developed for different aspects of the adult-use cannabis industry in Canada. On October 17, 2019, amendments to the Cannabis Regulations came into force which introduced a regulatory regime for three new classes of cannabis products: edibles containing cannabis, topicals containing cannabis and cannabis extracts. The regulations and market for such products and adult recreational- use cannabis generally may not develop, or may not develop as the Company expects or on the timeline that is expected, which could have a material adverse effect on the Company’s business and results of operations.

Further, certain jurisdictions have announced that not all classes will be immediately available for sale. Québec and Newfoundland & Labrador have announced that vaping products will not be immediately available for sale.

Québec has also introduced restrictions on the sale of most categories of edible products. Such restrictions or new restrictions in other jurisdictions may have an adverse impact on the Company’s business and operations.

We may not able to comply with changes to the provincial and territorial regulatory frameworks.

While the Cannabis Act provides for the regulation of the commercial production of cannabis for adult recreational use and related matters by the federal government, the Cannabis Act and includes provisions stipulating that the provinces and territories of Canada have authority to regulate other aspects of adult recreational use cannabis, such as retail sale and distribution, minimum age requirements above that in place under the Cannabis Act, places where cannabis can be consumed, and a range of other matters.

The governments of every Canadian province and territory have implemented regulatory regimes for the distribution, sale and consumption of cannabis for adult recreational use within those jurisdictions. However, these frameworks continue to change and evolve since the legalization of adult use cannabis. For example, in Quebec, more restrictive regulations regarding consumption and minimum age have been enacted, and in other provinces changes to licensing and retail are being contemplated. Such changes may adversely impact the Company’s business and operations. Further, there is no guarantee that the current provincial and territorial regulatory regimes will remain in place or unchanged. There is no assurance that the Company will be able to comply or continue to comply with applicable existing and new regulations.

In addition to competition from licensed producers, we face competition from illegal dispensaries and black market suppliers.

In addition to competition from licensed producers and those able to produce cannabis legally without a license, the Company also faces competition from unlicensed and unregulated market participants, including illegal dispensaries and black-market suppliers selling cannabis and cannabis-based products in Canada.

Despite the legalization of medical and adult recreational-use cannabis in Canada, black market operations remain and are a substantial competitor to our business. In addition, illegal dispensaries and black market participants may be able to (i) offer products with higher concentrations of active ingredients that are either expressly prohibited or impracticable to produce under current Canadian regulations, and (ii) use delivery methods that the Company is currently prohibited from offering to individuals in Canada, (iii) use marketing and branding strategies that are restricted under the Cannabis Act and Cannabis Regulations, and (iv) make claims not permissible under the Cannabis Act and other regulatory regimes. As these illicit market participants do not comply with the regulations governing the medical and adult-use cannabis industry in Canada, their operations may also have significantly lower costs.

As a result of the competition presented by the black market for cannabis, any unwillingness by consumers currently utilizing these unlicensed distribution channels to begin purchasing from licensed producers for any reason or any inability or unwillingness of law enforcement authorities to enforce laws prohibiting the unlicensed cultivation and sale of cannabis and cannabis-based products could (i) result in the perpetuation of the black market for cannabis, (ii) adversely affect our market share and (iii) adversely impact the public perception of cannabis use and licensed cannabis producers and dealers, all of which would have a materially adverse effect on our business, operations and financial condition.

U.S. Regulatory Risks

Changes to state or federal regulation could make it difficult for us to produce and sell our products in the United States.

The 2018 Farm Bill was signed into law on December 20, 2018. The 2018 Farm Bill removed hemp from the CSA and established a federal regulatory framework for hemp production in the United States. Among other provisions, the 2018 Farm Bill: (a) explicitly amends the CSA to exclude all parts of the cannabis plant (including its cannabinoids, derivatives, and extracts) containing a delta-9 THC concentration of not more than 0.3% on a dry weight basis from the CSA’s definition of “marihuana”; (b) permits the commercial production and sale of hemp; (c) precludes states, territories, and Indian tribes from prohibiting the interstate transport of lawfully-produced hemp through their borders; and (d) establishes the USDA as the primary federal agency regulating the cultivation of hemp in the United States, while allowing states, territories, and Indian tribes to obtain (or retain) primary regulatory authority over hemp activities within their borders after receiving approval of their proposed hemp production plan from the USDA. Any such plan submitted by a state, territory, or Indian tribe to the USDA must meet or exceed minimum federal standards and receive USDA approval. Any state, territory, or Indian tribe that does not submit a plan to the USDA, or whose plan is not approved by the USDA, will be regulated by the USDA; provided that, states retain the ability to prohibit hemp production within their borders.

Marijuana continues to be classified as a Schedule I substance under the CSA. As a result, any cannabinoids (including CBD) derived from marijuana, as opposed to hemp, or any products derived from hemp containing in excess of 0.3% THC on a dry-weight basis, remain Schedule I substances under U.S. federal law. Cannabinoids derived from hemp are indistinguishable from those derived from marijuana, and confusion surrounding the nature of our products, inconsistent interpretations of the definition of “hemp”, inaccurate or incomplete testing, farming practices and law enforcement vigilance or lack of education could result in our products being intercepted by federal and state law enforcement as marijuana and could interrupt and/or have a material adverse impact on the Company’s business. The Company could be required to undertake processes that could delay shipments, impede sales or result in seizures, proper or improper, that would be costly to rectify or remove and which could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company. If the Company mistakes in processing or labeling and THC in excess of 0.3% on a dry-weight basis was found in our products, the Company could be subject to enforcement and prosecution under local, state, and federal laws which would have a negative impact on the Company’s business and operations.

Notwithstanding the passage of the 2018 Farm Bill and the publication of the USDA’s IFR, the 2014 Farm Bill will remain in effect through October 31, 2020. Accordingly, unless otherwise indicated in the applicable state plan approved by the USDA, a cultivator authorized to cultivate industrial hemp pursuant to the 2014 Farm Bill may continue to do so through October 31, 2020. Under both the 2014 Farm Bill and the 2018 Farm Bill, states have authority to adopt their own regulatory regimes, and as such, regulations will likely continue to vary on a state-by- state basis. States take varying approaches to regulating the production and sale of hemp and hemp-derived products under the 2014 Farm Bill and state food and drug laws. The variance in state law and that state laws governing hemp production are rapidly changing may increase the chance of unfavorable law enforcement interpretation of the legality of our operations. Further, such variance in state laws that may frequently change increases the Company’s compliance costs and risk of error.

While some states explicitly authorize and regulate the production and sale of hemp products or otherwise provide legal protection for authorized individuals to engage in commercial hemp activities, other states maintain outdated drug laws that do not distinguish between marijuana, hemp and/or hemp-derived CBD, resulting in hemp being classified as a controlled substance under state law. In these states, sale of CBD, notwithstanding origin, is either restricted to state medical or adult-use marijuana program licensees or remains otherwise unlawful under state criminal laws. Variance in hemp regulation across jurisdictions is likely to persist. This patchwork of state laws may, for the foreseeable future, materially impact the Company’s business and financial condition, limit the accessibility of certain state markets, cause confusion amongst regulators, and increase legal and compliance costs.

Unfavorable interpretations of laws governing hemp processing activities could subject us to enforcement or other legal proceedings and limit our business and prospects.

There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. Further, there is a risk that North Carolina state regulators and/or law enforcement may interpret provisions of North Carolina law prohibiting unlawful marijuana activity to apply to in-process hemp at our SugarLeaf facility so that such activity is considered unlawful under state law.

In the event that the Company’s operations are deemed to violate any laws or if we are deemed to be assisting others to violate a state or federal law, the Company could be subject to enforcement actions and penalties, and any resulting liability could cause the Company to modify or cease its operations.

Changes to regulatory compliance requirement, including the FDA’s position on CBD and other cannabinoids as Food or Dietary Ingredients, could adversely affect our business prospects and financial results.

The production, labeling and distribution of the Company’s products are regulated by various federal, state and local laws and agencies. These laws and regulations change frequently and may restrict the sale of the Company’s products in certain states or entirely. In addition, governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of the Company’s product claims or the Company’s ability to sell its products in the future. The shifting compliance environment and the need to build and maintain robust systems to comply with different regulations in multiple jurisdictions increases the possibility that the Company may violate one or more of the requirements. If the Company’s operations are found to be in violation of any such laws or any other governmental regulations, the Company may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, or the curtailment or restructuring of the Company’s operations, any of which could adversely affect the Company’s business and financial results.

The 2018 Farm Bill expressly preserves the FDA’s authority to regulate certain products containing cannabis or cannabis-derived compounds under the Federal Food, Drug and Cosmetic Act (“FD&C Act”). Certain provisions of the FD&C Act preclude a substance from being added to a food and prohibit a substance from being marketed as a dietary supplement or dietary ingredient if such substance has been approved by the FDA as a new drug, or if such substance has an authorized IND under which substantial clinical investigations have been instituted and the existence of such investigations has been made public. Because CBD is the subject of public drug trials and is in an FDA-approved drug, the FDA takes the position that it is unlawful under the FD&C Act to introduce food containing added CBD into interstate commerce, or to market CBD as, or in, dietary supplements, regardless of whether the substances are hemp-derived. Additionally, the FDA requires any product (including hemp-derived products) intended for use as a drug, to be subject to certain safety standards and approved by the FDA for its intended use before it may be introduced into interstate commerce.

To date, the FDA has been clear in its position, and has consistently repeated its position, through public statements and enforcement. The FDA has enforced its position through warning letters to companies marketing CBD products as dietary supplements, particularly where such marketing includes health and/or medical claims that establish CBD products are intended for use as drugs. State regulatory agencies have enforced similar policies through warning letters, seizures, and, in some cases, more serious legal action. Failure to comply with the FD&C Act and applicable state law may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Further, the Company’s advertising is subject to regulation by both the FTC under the Federal Trade Commission Act and the FDA under the FD&C Act and its regulations, and the FTC has taken its own action against companies marketing CBD products with unsubstantiated claims.

While the FDA has focused its enforcement and public statements on CBD products, in its March 5, 2020 public update and report to Congress it acknowledged that some product developers may be marketing “full spectrum” or “broad spectrum” hemp extracts as foods or dietary supplements, rather than CBD isolates. The FDA did not assert that such products that contain CBD as a natural constituent will conclusively be regulated the same way as products marketed as and containing CBD isolate. However, the FDA indicated that it is considering how such products compare to CBD isolates, which may impact the FDA’s evaluation of the regulatory status and compliance of such products. The Company’s hemp-derived products are produced from “full spectrum” or “broad spectrum” hemp extracts, and not from CBD isolate, and the Company therefore believes that its products are not precluded from marketing at this time. Any determination by a court or federal agency that hemp-derived materials that incidentally include CBD as a natural constituent of the hemp-derived product is not permissible for use as a dietary ingredient, or is an adulterant, would have a materially adverse effect upon the Company and its business. At any point, enforcement strategies of a given agency can change and may result in increased enforcement efforts, which would materially impact the Company’s business. Additionally, some states also permit advertising and labeling laws to be enforced by their attorney general, who may seek relief for consumers, class action certifications, class-wide damages and product recalls of products sold by the Company. Private lawsuits may also seek relief for individual (or a class of) consumers, including class-wide damages and product recalls of products sold by the Company. Any actions against the Company by governmental authorities or private litigants could have a material adverse effect on the Company’s business, financial condition and operations.

International expansion of our business could expose us to further regulatory risks and compliance costs.

If the Company intends to expand internationally or engage in the international sale of hemp-derived products, it will become subject to the laws and regulations of the foreign jurisdictions in which it operates, or in which it imports or exports products or materials, including, but not limited to, customs regulations in the importing and exporting countries. The laws governing hemp and hemp-derived cannabinoids differ in various jurisdictions and are subject to change. Under the 1961 United Nation Single Convention, all extracts of the cannabis plant are considered Schedule I substances.

The varying laws and rapidly changing regulations may impact the Company’s operations, including, but not limited to, the Company’s ability to ensure compliance. In addition, the Company may avail itself of proposed legislative changes in certain jurisdictions to expand its product portfolio, which expansion may include business and regulatory compliance risks as yet undetermined. Failure by the Company to comply with the evolving regulatory framework in any jurisdiction could have a material adverse effect on the Company’s business, financial condition and results of operations.

Changes in international legal, regulatory, or governmental requirements could adversely affect our business.

The legal and regulatory requirements and local business culture and practices in the foreign countries in which the Company may expand are different from those in which it currently operates. The Company’s officers and directors will be required to rely, to a great extent, on local legal counsel and consultants in order to keep abreast of material legal, regulatory and governmental developments as they pertain to, and affect the Company business operations, and to assist with governmental relations. The Company must rely, to some extent, on those members of management and the board of directors who have previous experience working and conducting business in these countries, if any, in order to enhance the Company’s understanding of, and appreciation for, the local business culture and practices. The Company will be required to also rely on the advice of local experts and professionals in connection with current and new regulations that develop in respect of the cultivation and sale of cannabis as well as in respect of banking, financing, labour, litigation and tax matters in these jurisdictions. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond the Company’s control. The impact of any such changes may adversely affect the Company’s business.

Risks Related to Our Status as a Foreign Private Issuer

As a foreign private issuer, we are subject to different reporting and disclosure requirement under U.S. securities laws and regulations than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we are required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell Common Shares as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the U.S. Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

We may in the future lose our foreign private issuer status if a majority of our Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer.

U.S. investors may be unable to enforce certain judgments against us in Canada.

Neptune is a corporation existing under the Business Corporations Act (Québec). A number of our directors and officers are residents of Canada or other jurisdictions outside of the United States, and substantially all of our assets are located outside the United States. As a result, it may be difficult to effect service within the United States upon the

Company or upon its directors and officers. Execution by United States courts of any judgment obtained against the Company or any of the Company’s directors or officers in United States courts may be limited to the assets of such companies or such persons, as the case may be, located in the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon civil liability and the civil liability of the Company’s directors and executive officers under the United States federal securities laws. The Company has been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. However, there may be doubt as to the enforceability in Canada against these non-U.S. entities or their controlling persons, directors and officers who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal or state securities laws.

Risk related to future Offerings

There is no existing trading market for Subscription Receipts, Warrants or Units and there can be no assurance that a liquid market will develop or be maintained.

There is no existing trading market for Subscription Receipts, Warrants or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (or at all). The Company may not list the Subscription Receipts, Warrants or Units on any securities or stock exchange.

Our management will have certain discretion concerning the use of proceeds.

The Company’s management will have certain discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the net proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

CONSOLIDATED CAPITALIZATION

Except for (i) the 27,500,000 common shares and the 6,875,000 unregistered common share purchase warrants issued as par of the registered direct offering completed by Neptune on February 19, 2021, (ii) the issuance of 6,741,573 shares in connection with the acquisition of a 50.1% interest in Sprout, and (iii) the payoff of the line of credit facility the Company had in place with a major Canadian bank, there have been no material changes in our share and loan capital, on a consolidated basis, since the date of our Q3 Financial Statements. As of the date hereof, there are 165,575,072 Common Shares and no preferred shares of the Company (“Preferred Shares”) issued and outstanding.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-

term marketable investment grade securities. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. The Company had negative cash flow from operating activities of $31,430,987 and $60,812,834 for the year ended March 31, 2020 and for the nine-month period ended December 31, 2020, respectively. Although the Company anticipates that it will have positive cash flow from operating activities in future periods, it cannot guarantee that such future positive cash flow from operating activities will be obtained. The Company may continue to have negative cash flow from operating activities until sufficient levels of sales are achieved.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters; (b) through one or more agents; or (c) directly to one or more purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions and subject to limitations imposed by and the terms of any regulatory approval required and obtained under applicable Canadian securities laws, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Securities being offered, the name or names of any underwriters or agents, the Selling Securityholders, if any, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation. Only underwriters or agents so named in the Prospectus Supplement are deemed to be underwriters or agents in connection with the Securities offered thereby.

Similarly, one or more Selling Securityholders of the Company may sell Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See “Selling Securityholders”.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

By Underwriters or Agents

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.

The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through underwriters, dealers or agents designated by us from time to time. Any underwriter, dealer or agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions or fees payable by us to that underwriter, dealer or agent will be set out, in the applicable Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that they may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

Underwriters, dealers or agents may make sales in privately-negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in and subject to limitations imposed by applicable securities laws which includes sales made directly on an existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at the-market distribution”, as defined under applicable Canadian securities legislation, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. The Company intends to submit an application with applicable Canadian securities regulatory authorities for exemptive relief if and when it determines to proceed with an “at-the-market distribution” in Canada. Such application will include the specific terms of the proposed “at-the-market distribution”. The Company will not complete an “at-the-market distribution” in Canada without first obtaining such exemptive relief. Unless a Prospectus Supplement provides otherwise, any offering of Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market, and unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities or stock exchange. There is no market through which Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, and the extent of issuer regulation. See “Risk Factors”. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities nor as to the liquidity of the trading market, if any, for such Securities.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters or agents would be involved in the offering.

Other Information

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and U.S. securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters, agents or dealers may over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at a higher level than that which might otherwise exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. In the event that the Company determines to pursue an “at-the-market distribution” in Canada, the Company will apply for the required exemptive relief from the applicable Canadian securities regulators.

SELLING SECURITYHOLDER

This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering by certain Selling Securityholders.

The terms under which the Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; and (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis.

DESCRIPTION OF COMMON SHARES

The authorized share capital of the Company is comprised of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in one or more series. By way of by-law, in accordance with its articles of incorporation, the Company created the “Series A Preferred Shares”, which are non-voting shares.

As of the date of this Prospectus, there were a total of (i) 165,575,072 Common Shares and no Preferred Shares issued and outstanding, (ii) 23,582,401 warrants to purchase Common Shares issued and outstanding, (iii) 13,242,213 options to purchase Common Shares issued and outstanding, (iv) 41,960 deferred share units issued and outstanding, and (v) 3,432,409 restricted share units issued and outstanding.

Common Shares

Voting Rights

Each Common Share entitles its holder to receive notice of, and to attend and vote at, all annual or special meetings of the shareholders of the Company. Each Common Share entitles its holder to one vote at any meeting of the shareholders, other than meetings at which only the holders of a particular class or series of shares are entitled to vote due to statutory provisions or the specific attributes of this class or series.

Dividends

Subject to the prior rights of the holders of Preferred Shares ranking before the Common Share as to dividends, the holders of Common Shares are entitled to receive dividends as declared by the board of directors of the Company from the Company’s funds that are duly available for the payment of dividends.

Winding-up and Dissolution

In the event of the Company’s voluntary or involuntary winding-up or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Common Shares shall be entitled to receive, after payment by the Company to the holders of Preferred Shares ranking prior to Common Shares regarding the distribution of the Company’s assets in the case of winding-up or dissolution, share for share, the remainder of the property of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and general by-laws of the Company, each of which is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Preferred Shares

The Preferred Shares carry no voting rights. Preferred Shares may be issued at any time, in one or more series. The Company’s board of directors has the power to set the number of Preferred Shares and the consideration per share, as well as to determine the provisions attaching to each series of Preferred Shares (including dividends, redemption rights and conversion rights, where applicable). The shares in each series of Preferred Shares rank prior to the Common Shares of the Company with regard to payment of dividends, reimbursement of capital and division of assets in the event of the Company winding-up or dissolution. The holders of Preferred Shares shall not be entitled to receive notice of, or to attend or vote at the meetings of the shareholders, except: (i) in the event of a separate meeting or vote by class or by series as specified by law, (ii) where entitled to vote by class or series on amendments to the attributes attaching to the class or series, or (iii) where applicable, in the event of the Company’s omission to pay the number of periodical dividends, whether consecutive or not, as applicable to any series.

The board of directors of the Company has passed a by-law creating the Series A Preferred Shares. Series A Preferred Shares may be issued only as part of an acquisition by the Company of other companies or material assets. Series A Preferred Shares are non-voting, and entitle holders thereof to a fixed, preferential and non-cumulative annual dividend of 5% of the amount paid for the said shares.

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered with Subscription Receipts, other Securities or separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

As of the date hereof, the Company has outstanding warrants to purchase 6,175,000 common shares, having exercise prices ranging from US$8.00 to US$12.00 per share and expiration dates ranging from 2024 to 2025. Those warrants are not related to this Prospectus, and the shares issued to the holders of those warrants upon exercise will not be issued pursuant to a Prospectus Supplement or the Prospectus.

The Company also issued an aggregate of 10,532,401 warrants in a private placement on October 23, 2020. Each warrant entitles the holder thereof to acquire one Common Share at an exercise price of US$2.25 per Common Share, subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price, for a period beginning on April 22, 2021 through October 22, 2025

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

DESCRIPTION OF THE SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares and/or other Securities. The Subscription Receipts will be issued under one or more subscription receipt agreements that will be entered into by the Company and an escrow agent at the time of issuance of the subscription receipts.

Subscription Receipts will entitle the holder thereof to receive Common Shares and/or other Securities, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Company or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other Securities upon completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon.

Holders of Subscription Receipts are not shareholders of the Company. The particular terms and provisions of Subscription Receipts offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description may include, without limitation and as applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other Securities; (iv) the number of Common Shares and/or other Securities that may be obtained upon exercise of each Subscription Receipt; (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon; and (vii) any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a securities exchange.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and NASDAQ under the symbol “NEPT”. Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

PRIOR SALES

Prior sales of the Company’s Securities will be provided, as required, in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

DIVIDENDS

Neptune has never paid any cash dividends on its Common Shares. While the Company is not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the Business Corporations Act (Québec), the Company does not intend to pay dividends on any of its Common Shares in the foreseeable future.

REGISTRATION AND TRANSFER

General

Other than in the case of “book-entry only” Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the

Securities but the Company may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, the Company may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry only Securities, the Securities may be represented by one or more global certificates or be represented by uncertificated securities and may be held by a designated depository or its nominee for its participants. The Securities must be purchased or transferred through such participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate. The depository will establish and maintain bookentry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Except in limited circumstances, holders of book-entry only Securities will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, and no holder will be shown on the records maintained by the depository except through a bookentry account of a participant acting on behalf of such holder. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If the Company determines, or the depository notifies the Company in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Company is unable to locate a qualified successor, or if the Company at its option elects, or is required by law, to terminate the book-entry system, then the Securities may be issued in fully registered form to holders or their nominees.

Payments and Notices

As applicable, any payment of principal, redemption, dividend and interest on a Security will be made by the Company to the depository or its nominee, as the case may be, as the registered holder of the Security and the Company understands that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Company in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Company understands that under existing industry practices, if the Company requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Company and the depository. Any holder that is not a participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its participant to give such notice or take such action.

ENFORCEABILITY OF CIVIL LIABILITIES

Neptune is a company incorporated under and governed by the Business Corporations Act (Québec). A majority of the directors and officers of Neptune, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States and all or a substantial portion of their assets, and a substantial portion of Neptune’s assets, are located outside the United States.

Directors of the Company residing outside of Canada have appointed the Company as agent for service of process at the following address: 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.

Neptune has appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of the directors and officers of Neptune under U.S. federal securities laws.

Neptune has been advised by its Canadian counsel, Fasken Martineau DuMoulin LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Neptune has also been advised by Fasken Martineau DuMoulin LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Neptune filed with the SEC, concurrently with the Registration Statement of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Company appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10111 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving Neptune in a United States court arising out of or related to or concerning the offering of securities under this Prospectus.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian and United States federal income tax consequences generally applicable to investors arising from purchasing, holding, and disposing of Securities. However, prospective purchasers of Securities are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities..

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase Securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment, irrespective of the determination at a later date of the purchase price of the Securities distributed if offered on a non-fixed price basis. In several of the provinces, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus, the accompanying Prospectus Supplement relating to Securities purchased by a purchaser and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

In an offering of convertible, exchangeable or exercisable Securities, original purchasers will have a contractual right of rescission against the Company following the conversion, exchange or exercise of such Securities in the event that this Prospectus, the applicable Prospectus Supplement or any amendment thereto contains a misrepresentation. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the securities issued upon conversion, exchange or exercise of such Securities, the amount paid for such Securities, provided that (i) the conversion, exchange or exercise takes place within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement and (ii) the right of rescission is exercised within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 217 of the Securities Act (Québec) and is in addition to any other right or remedy available to original purchasers under section 217 of the Securities Act (Québec) or otherwise at law.

Original purchasers of convertible, exchangeable or exercisable Securities are further cautioned that in an offering of convertible, exchangeable or exercisable Securities, the statutory right of action for damages for a misrepresentation contained in a prospectus is, under the securities legislation of certain provinces and territories, limited to the price at which the convertible, exchangeable or exercisable Security was offered to the public under the prospectus offering. Accordingly, any further payment made at the time of conversion, exchange or exercise of the security may not be recoverable in a statutory action for damages in those provinces and territories, as applicable. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

Rights and remedies may also be available to purchasers under U.S. laws. Purchasers may wish to consult with their own advisors and lawyers for particulars of these foregoing rights.

AGENT FOR SERVICE OF PROCESS IN CANADA

The Board currently includes, and in the future is expected to include, persons who are not resident in Canada. As of the date of this Prospectus, the directors and officers of the Company who are not resident in Canada are Michael Cammarata, John M. Moretz, Richard P. Schottenfeld, Michael A. de Geus and Jane Pemberton. Each of these persons has appointed the Company as agent for service of process at 545, Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

LEGAL PROCEEDINGS

The Company is engaged from time-to-time in various legal proceedings and claims that have arisen in the ordinary course of business. The outcome of such proceedings and claims against the Company is subject to future resolution, including the uncertainties of litigation. Based on information currently known to the Company, the most significant outstanding proceedings and claims are as follows:

(a) The Company has received a judgment from the Superior Court of Québec (the “Court”) regarding certain previously disclosed claims made by the Company’s former chief executive officer (the “Former CEO”) against the Company in respect of certain royalty payments alleged to be owed and owing to the Former CEO pursuant to the terms of an agreement entered into on February 23, 2001 between Neptune and a corporation controlled by the Former CEO (the “Agreement”). The Company had also filed a counterclaim against the Former CEO disputing the validity and interpretation of certain clauses contained in the Agreement and claiming the repayment of certain amounts previously paid to the Former CEO pursuant to the terms of the Agreement. Under the terms of the Agreement, it was alleged by the Former CEO that annual royalties be payable to the Former CEO, with no limit to its duration, of 1% of the sales and other revenues made by Neptune; the interpretation of which was challenged by the Company. Pursuant to the judgment rendered on March 21, 2019, which Neptune has appealed, the Court ruled in favor of the Former CEO and rejected the counterclaim filed by the Company. As a result, the Court awarded the Former CEO payments determined by the Court to be owed under the Agreement of 1% of all sales and revenues of the Company incurred since March 1, 2014, which final payments remain to be determined taking into account interest, judicial cost and other expenses. The Court also declared that, pursuant to the terms of the Agreement, the royalty payments of 1% of the future sales and other revenue made by the Company on a consolidated basis are to be payable by the Company to the Former CEO biannually, but only to the extent that the cost of the royalty would not cause the Company to have a negative earnings before interest, taxes and amortization (in which case, the payments would be deferred to the following fiscal year).

On May 17, 2019, the Company’s Motion for leave to appeal was presented to a judge of the Québec Court of Appeal, who expressed the opinion that the Company could appeal without necessity of obtaining leave. In order to ensure the protection of the Company’s rights, the judge deferred the motion to the panel who will hear the merits of the appeal. The hearing was held on February 2, 2021 and the panel subsequently dismissed the Company’s appeal. The Company is currently exploring possible next steps.

(b) On February 4, 2021, the Subcommittee published the Report, which stated that, with respect to Sprout, a company in which Neptune acquired a 50.1% stake, “Independent testing of Sprout Organic Foods” has confirmed that their baby foods contain concerning levels of toxic heavy metals.” The Report further stated that after receiving reports alleging high levels of toxic metals in baby foods, the Subcommittee requested information from Sprout but did not receive a response. On February 11, 2021, the Subcommittee contacted us, reiterating its requests for documents and information about toxic heavy metals in Sprout’s baby foods and requesting a response on or before February 25, 2021. . Further, on February 24, 2021, the Office of the Attorney General of the State of New Mexico (“NMAG”) delivered to Sprout a civil investigative demand requesting similar documents and information in regards to the Report and the NMAG’s investigation into possible violations of the False Advertising Act of New Mexico. Sprout produced documents to the NMAG on March 10, 2021. The pending inquiries and potential findings could have a material adverse effect on our business, financial condition, or results of operations.

(c) In August 2014, the Company initiated arbitration proceedings against a former customer claiming the approximate amount of $5 million (US$3.7 million) for unpaid krill oil products sold and delivered under a distributorship agreement entered into in December 2011. The full amount receivable has been written-off. In August 2018, this former customer amended its counterclaim to seek from the Company the approximate amount of $193 million in damages (AU$201 million). In February 2021 the arbitrator rendered a decision in favor of the Company, awarding the Company its full claimed damages, legal fees and interest of approximately $8 million and dismissed the former customer’s claims for damages.

(d) In September 2020, the Company submitted a claim and demand for arbitration against Peter M. Galloway and PMGSL Holdings, LLC (collectively “PMGSL”) in accordance with the Asset Purchase Agreement (“APA”) dated May 9, 2019 between, among others, the Company and PMGSL. Separately, PMGSL submitted a claim and demand for arbitration against the Company. The Company claims and PMGSL claims have been consolidated into a single arbitration and each are related to the purchase by the Company of substantially all of the assets of the predecessor entities of PMGSL Holdings, LLC. The Company is claiming, among other things, breach of contract and negligent misrepresentation by PMGSL in connection with the APA and is seeking, among other things, equitable restitution and any and all damages recoverable under law. PMGSL is claiming, among other things, breach of contract by the Company and is seeking, among other things, payment of certain compensation contemplated by the APA. While the Company believes there is no merit to the claims brought by PMGSL, a judgment in favor of PMGSL may have a material adverse effect on the Company’s business and the Company intends to continue vigorously defending itself.

(e) On March 16, 2021, a purported class action, captioned Marvin Gong v. Neptune Wellness Solutions, et al., was filed in the United States District Court for the Eastern District of New York against the Company and certain of its current and former officers. While the Company believes that the Class Action is without merit and plans to vigorously defend itself against these claims, there can be no assurance that the Company will prevail in the lawsuits. The Company cannot currently estimate the possible loss or range of losses, if any, that it may experience in connection with these litigations.

Although the outcome of these and various other claims and legal proceedings against the Company as of the date of this Prospectus cannot be determined with certainty, based on currently available information, management believes that the ultimate outcome of these matters, individually and in aggregate, would not have a material adverse effect on the Company’s financial position or overall trends in results of operations.

EXEMPTION

The Company will apply for an exemption pursuant to Section 11.1 of NI 44-102 requesting relief from the requirement under Section 6.3(1)3 of NI 44-102 to include a prospectus certificate signed by each agent or underwriter who, with respect to the Securities offered by any Prospectus Supplement, is in a contractual relationship with the Company to the extent that such agent or underwriter is not a registered dealer in any Canadian jurisdiction (a “Foreign Dealer”). Accordingly, such Foreign Dealer would not, directly or indirectly, make any offers or sales to persons in a province or territory of Canada. All sales of Securities pursuant to any Prospectus Supplement to persons in a province or territory of Canada would solely be made through other agents or underwriters that are duly registered in the applicable Canadian jurisdictions where any offer of Securities will be made (the “Canadian Dealers”); and the Prospectus Supplement would include a certificate signed by each Canadian Dealer in compliance with Section 6.3(1)(3) of NI 44-102.

The Company will also apply to the Autorité des marchés financiers for an exemption from the requirement prescribed by the Securities Act (Québec) and by NI 44-101 to prepare a French version of any prospectus supplement , provided that all securities distributed or registered in connection therewith shall be distributed or registered solely in the United States. The granting of these exemptions will be evidenced by issuance of a receipt and will be disclosed in the applicable Prospectus Supplement.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Fasken Martineau DuMoulin LLP as to matters relating to Canadian law and by Venable LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

INTEREST OF EXPERTS

Except as set out below or in a Prospectus Supplement relating to an offering of Securities, there is no person or company who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus or an amendment to this Prospectus, either directly or in a document incorporated by reference herein, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company.

Ernst and Young LLP, (“EY”), were appointed as auditors of the Company on August 12, 2020 and are independent of the Company within the meaning of the Code of Ethics of Chartered Professional Accountants of the Ordre des comptables professionnels agréés du Québec and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

KPMG LLP, (“KPMG”) the prior auditors of the Company, have performed the audits in respect of the Company’s annual consolidated financial statements as at and for the fiscal years ended March 31, 2020 and 2019 incorporated by reference herein and have confirmed that they are independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation as of the date of their audit reports on the Company’s annual consolidated financial statements as at and for the fiscal years ended March 31, 2020 and 2019. Further, KPMG are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards as of the date of their audit reports on the Company’s annual consolidated financial statements as at and for the fiscal years ended March 31, 2020 and 2019.

TRANSFER AGENTS

The transfer agents and registrars for the Common Shares are Computershare Trust Company of Canada at its offices in Montreal, Québec.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

Upon filing of the registration statement with the SEC, the following documents will be filed with the SEC as part of the Registration Statement of which this Prospectus is a part: (i) the documents referred to under “Documents Incorporated by Reference”; (ii) the reports and consents of auditors and consent of counsel; and (iii) powers of attorney from directors and officers of the Company.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Québec) (the “BCA”), a corporation must indemnify a director or officer of the corporation, a former director or officer of the corporation or any other person who acts or acted at the corporation’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of the corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the corporation’s request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. The corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, the corporation may not indemnify the person and the person must repay to the corporation any moneys advanced for such purposes. Furthermore, the corporation may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the corporation any moneys advanced. A corporation may also, with the approval of the court, in respect of an action by or on behalf of the corporation or other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In accordance with and subject to the BCA, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, to the extent permitted by the BCA, as set forth above.

The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this registration statement.

Exhibit Number	Description

4.1	Annual Information Form of the Registrant for the fiscal year ended March 31, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F filed with the Commission on June 10, 2020).

4.2	Audited Consolidated Financial Statements of the Registrant as of March 31, 2020 and March 31, 2019 and for the fiscal years ended March 31, 2020 and March 31, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F filed with the Commission on June 10, 2020)

4.3	Management Discussion and Analysis of the Financial Situation and Operating Results for the fiscal year ended March 31, 2020 and March 31, 2019 (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F filed with the Commission on June 10, 2020)

4.4	Unaudited Consolidated Interim Financial Statements of the Registrant as at December 31, 2020 and for the three-month and nine-month periods ended December 31, 2020 and 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished with the Commission on February 16, 2021).

4.5	Management Discussion and Analysis of the Financial Situation and Operating Results for the three-month and nine-month periods ended December 31, 2020 and 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished with the Commission on February 16, 2021)

4.6	Management Information Circular of the Registrant prepared in connection with the Registrant’s Annual and Special Meeting of Shareholders held on August 12, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished with the Commission on July 16, 2020).

4.7*	Material change report of the Registrant dated November 16, 2020.

4.8*	Material change report of the Registrant dated February 10, 2021.

4.9*	Material change report of the Registrant dated February 17, 2021.

5.1*	Consent of KPMG LLP.

5.2*	Consent of Fasken Martineau DuMoulin LLP.

6.1*	Powers of Attorney (included in Part III of this Registration Statement).

*	filed herewith

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X, referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, Canada, on the 25th day of March, 2021.

NEPTUNE WELLNESS SOLUTIONS INC.

By:	/s/ Dr. Toni Rinow
Name:	Dr. Toni Rinow
Title:	Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Cammarata and Toni Rinow, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 25th day of March, 2021.

/s/ Michael Cammarata Michael Cammarata	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dr. Toni Rinow Dr. Toni Rinow	Chief Financial Officer and Global Operating Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John M. Moretz John M. Moretz	Director

/s/ Joseph Buaron Joseph Buaron	Director

/s/ Michael de Geus Michael de Geus	Director

/s/ Dr. Ronald Denis Dr. Ronald Denis	Director

/s/ Frank Rochon Frank Rochon	Director

/s/ Jane Pemberton Jane Pemberton	Director

/s/ Richard P. Schottenfeld Richard P. Schottenfeld	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on March 25, 2021.

NEPTUNE WELLNESS SOLUTIONS INC.

By:	/s/ Dr. Toni Rinow
Name:	Dr. Toni Rinow
Title:	Chief Financial Officer